EXECUTION COPY




                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                             NORTHWEST BANCORP, MHC

                             NORTHWEST BANCORP, INC.

                        NORTHWEST MERGER SUBSIDIARY, INC.

                             NORTHWEST SAVINGS BANK

                                       and

                            FIRST BELL BANCORP, INC.

                                       and

              BELL FEDERAL SAVINGS AND LOAN ASSOCIATION OF BELLEVUE



                           Dated as of March 11, 2003










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                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I
                               CERTAIN DEFINITIONS

Section 1.01  Definitions......................................................2

                                   ARTICLE II
                         THE MERGER AND RELATED MATTERS

Section 2.01  Effects of Merger; Surviving Corporation.........................8
Section 2.02  Conversion of Shares.............................................9
Section 2.03  Exchange Procedures.............................................10
Section 2.04  Stock Options...................................................11
Section 2.05  Restricted Stock................................................11

                                   ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF FIRST BELL BANCORP AND
                              BELL FEDERAL SAVINGS

Section 3.01  Organization....................................................12
Section 3.02  Capitalization..................................................13
Section 3.03  Authority; No Violation.........................................14
Section 3.04  Consents........................................................15
Section 3.05  Financial Statements............................................15
Section 3.06  Taxes...........................................................16
Section 3.07  Absence of Certain Changes or Events............................17
Section 3.08  Material Contracts; Leases; Defaults............................17
Section 3.09  Ownership of Property; Insurance Coverage.......................18
Section 3.10  Legal Proceedings...............................................19
Section 3.11  Compliance With Applicable Law..................................19
Section 3.12  Employee Benefit Plans..........................................20
Section 3.13  Brokers, Finders and Financial Advisors.........................23
Section 3.14  Environmental Matters...........................................23
Section 3.15  Loan Portfolio..................................................24
Section 3.16  Securities Documents............................................25
Section 3.17  Related Party Transactions......................................25
Section 3.18  Schedule of Termination Benefits................................26
Section 3.19  Deposits........................................................26

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Section 3.20  Antitakeover Provisions Inapplicable............................26
Section 3.21  Registration Obligations........................................27
Section 3.22  Risk Management Instruments.....................................27
Section 3.23  Fairness Opinion................................................27
Section 3.24  Intellectual Property...........................................27
Section 3.25  Bank Owned Life Insurance.......................................27

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF NORTHWEST MHC,
                  NORTHWEST SAVINGS BANK AND NORTHWEST BANCORP

Section 4.01  Organization....................................................28
Section 4.02  Authority; No Violation.........................................29
Section 4.03  Consents........................................................30
Section 4.04  Financial Statements............................................30
Section 4.05  Securities Documents............................................30
Section 4.06  Compliance With Applicable Law..................................31
Section 4.07  Financing.......................................................31
Section 4.08  Regulatory Approvals............................................32
Section 4.09  Tax Opinion.....................................................32
Section 4.10  Legal Proceedings...............................................32
Section 4.11  Ownership of First Bell Bancorp Common Stock....................32

                                    ARTICLE V
                            COVENANTS OF THE PARTIES

Section 5.01  Conduct of First Bell Bancorp's Business........................32
Section 5.02  Access; Confidentiality.........................................37
Section 5.03  Regulatory Matters and Consents.................................37
Section 5.04  Taking of Necessary Action......................................38
Section 5.05  Certain Agreements..............................................39
Section 5.06  No Other Bids and Related Matters...............................41
Section 5.07  Duty to Advise; Duty to Update First Bell Bancorp's
                Disclosure Schedules..........................................42
Section 5.08  Conduct of Business of Northwest MHC, Northwest Bancorp
                and Northwest Savings Bank....................................42
Section 5.09  Board and Committee Minutes.....................................42
Section 5.10  Undertakings by First Bell Bancorp and Northwest Bancorp........43
Section 5.11  Employee and Termination Benefits; Directors and Management.....45
Section 5.12  Duty to Advise; Duty to Update Northwest Bancorp's
                Disclosure Schedules..........................................48
Section 5.13  Bank and Related Merger Transactions............................49
Section 5.14  Northwest MHC...................................................49


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                                   ARTICLE VI
                                   CONDITIONS

Section 6.01  Conditions to First Bell Bancorp's Obligations under this Agreement................................................49
Section 6.02  Conditions to Northwest Bancorp's Obligations under this Agreement................................................50



                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

Section 7.01  Termination.....................................................51
Section 7.02  Effect of Termination...........................................53


                                  ARTICLE VIII
                                  MISCELLANEOUS

Section 8.01  Expenses........................................................53
Section 8.02  Survival........................................................54
Section 8.03  Amendment, Extension and Waiver.................................54
Section 8.04  Entire Agreement................................................54
Section 8.05  Successors and Assigns..........................................54
Section 8.06  Notices.........................................................55
Section 8.07  Captions........................................................55
Section 8.08  Counterparts....................................................55
Section 8.09  Severability....................................................55
Section 8.10  Governing Law...................................................56
Section 8.11  Specific Performance............................................56



Exhibits:

        Exhibit A:                 Form of Plan of Merger
        Exhibit B:                 Form of First Bell Bancorp Letter Agreement
        Exhibit C:                 Form of Opinion of Counsel
        Exhibit D:                 Form of Termination and Release Agreement
        Exhibit E:                 Form of Noncompetition Agreement


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                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of March 11, 2003, is by and among Northwest Bancorp, MHC, a Federal mutual holding company ("Northwest MHC"), Northwest Bancorp, Inc., a Federal corporation ("Northwest Bancorp"), Northwest Merger Subsidiary, Inc., a wholly-owned subsidiary of Northwest Bancorp incorporated under the laws of the State of Delaware ("Northwest Merger Subsidiary"), Northwest Savings Bank, a Pennsylvania savings bank, and First Bell Bancorp, Inc., a Delaware corporation ("First Bell Bancorp") and Bell Federal Savings and Loan Association of Bellevue ("Bell Federal Savings"). Each of Northwest Bancorp, Northwest Merger Subsidiary, Northwest Savings Bank, First Bell Bancorp and Bell Federal Savings is sometimes individually referred to herein as a "party," and all of them are sometimes collectively referred to herein as the "parties."

                                    RECITALS

         WHEREAS, Northwest MHC, a registered savings and loan holding company, with principal offices in Warren, Pennsylvania, owns a majority of the issued and outstanding capital stock of Northwest Bancorp, with principal offices in Warren, Pennsylvania;

         WHEREAS, Northwest Bancorp, a registered savings and loan holding company, with principal offices in Warren, Pennsylvania, owns all of the issued and outstanding capital stock of Northwest Savings Bank and Northwest Merger Subsidiary, both with principal offices in Warren, Pennsylvania;

         WHEREAS, First Bell Bancorp, a registered savings and loan holding company, with principal offices in Wilmington, Delaware, owns all of the issued and outstanding capital stock of Bell Federal Savings, with principal offices in Pittsburgh, Pennsylvania;

         WHEREAS, the Board of Directors of First Bell Bancorp deems it advisable and in the best interests of First Bell Bancorp stockholders and the Board of Directors of Northwest Bancorp deems it advisable and in the best interests of Northwest Bancorp stockholders to consummate the business combination transactions contemplated herein whereby Northwest Merger Subsidiary, subject to the terms and conditions set forth herein, will merge with and into First Bell Bancorp, with First Bell Bancorp as the surviving entity (the "Merger") and subsequent thereto First Bell Bancorp will merge with or liquidate into Northwest Bancorp, with Northwest Bancorp as the surviving entity (the "Company Merger"), and Bell Federal Savings will merge with and into Northwest Savings Bank, with Northwest Savings Bank as the surviving entity (the "Bank Merger") (the Merger, the Company Merger and the Bank Merger are sometimes collectively referred to as the "Mergers");

         WHEREAS, the parties hereto desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the Merger, and the other transactions contemplated by this Agreement; and

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         WHEREAS, simultaneously with the execution of this Agreement by the parties hereto, each director of First Bell Bancorp is entering into the letter agreement included as Exhibit B to this Agreement;

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

         Section 1.01. Definitions. Except as otherwise provided herein, as used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Affiliate" means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

                  "Agreement" means this agreement, and any amendment or supplement hereto, which constitutes a "plan of merger" between Northwest Bancorp, Northwest Merger Subsidiary and First Bell Bancorp.

                  "Applications" means the applications for all Regulatory Approvals that are required by the transactions contemplated hereby.

                  "Bank Merger" means the merger of Bell Federal Savings with and into Northwest Savings Bank, with Northwest Savings Bank as the surviving institution.

                  "Bank Merger Agreement" shall mean a Plan of Merger which is substantially in the form of the Plan of Merger included as Exhibit A to this Agreement.

                  "Bell Federal Savings ESOP" means the Bell Federal Savings and Loan Association of Bellevue Employee Stock Ownership Plan and Trust.

                  "Bell Federal Savings Restricted Stock Plan" means the Bell Federal Savings and Loan Association of Bellevue Master Stock Compensation Plan, as amended from time to time.

                  "Business Day" means any day other than a Saturday, Sunday or Federal holiday.

                  "Certificate" has the meaning given to that term in Section 2.02(a)(iv) of this Agreement.


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                  "Closing Date" means the Business Day determined by Northwest
         Bancorp, in its sole discretion, which is within ten (10) Business Days after the last condition precedent (other than the delivery of certificates or other instruments and documents to be delivered at closing) pursuant to this Agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or such other date as to which Northwest Bancorp and First Bell Bancorp shall mutually agree.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company Merger" means the merger or liquidation of First Bell Bancorp, as a wholly-owned subsidiary of Northwest Bancorp, with and into Northwest Bancorp, with Northwest Bancorp being the surviving corporation.

                  "Compensation and Benefit Plans" means any bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare and fringe benefit plans, employment, severance and change in control agreements and all other benefit practices, policies and arrangements maintained by First Bell Bancorp or Bell Federal Savings in which any employee or former employee, consultant or former consultant or director or former director of First Bell Bancorp or Bell Federal Savings participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits.

                  "Confidentiality Agreement" means the letter agreement, dated as of January 9, 2003, between Northwest Bancorp and Lehman Brothers, as financial adviser to, and on behalf of, First Bell Bancorp.

                  "Department" means the Pennsylvania Department of Banking.

                  "DGCL" means the Delaware General Corporation Law, as from time to time amended, and any successor thereto.

                  "Disclosure Schedule" means any of the Northwest Bancorp Disclosure Schedules or the First Bell Bancorp Disclosure Schedules.

                  "Dissenters' Shares" means shares of First Bell Bancorp Common Stock that have not been voted in favor of approval of the Company Merger and with respect to which appraisal rights have been perfected in accordance with Section 262 of the DGCL.

                  "DOL" means the U.S. Department of Labor.

                  "Environmental Law" means any Federal or state law, statute, rule, regulation, code, order, judgment, decree, injunction, common law or agreement with any Federal or state governmental authority relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource),

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         (ii) human health or safety relating to the presence of Hazardous
         Material, or (iii) exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Material, in each case as amended and now in effect.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

                  "Exchange Agent" means American Stock Transfer & Trust Company, the transfer agent for Northwest Bancorp, or such other entity selected by Northwest Bancorp and agreed to by First Bell Bancorp.

                  "FDIA" means the Federal Deposit Insurance Act, as amended.

                  "FDIC" means the Federal Deposit Insurance Corporation.

                  "FHLB" means a Federal Home Loan Bank.

                  "First Bell Bancorp Common Stock" shall have the meaning given to such term in Section 3.02(a).

                  "First Bell Bancorp Disclosure Schedules" means the Disclosure Schedules delivered by First Bell Bancorp to Northwest Bancorp pursuant to Article III of this Agreement.

                  "First Bell Bancorp Financials" means (i) the audited consolidated financial statements of First Bell Bancorp as of December 31, 2002 and 2001 and for the three years ended December 31, 2002, including the notes thereto included in Securities Documents filed by First Bell Bancorp, or in the case of the audited consolidated financial statements for 2002, delivered to Northwest Bancorp, and (ii) the unaudited interim consolidated financial statements of First Bell Bancorp as of each calendar quarter thereafter included in Securities Documents filed by First Bell Bancorp.

                  "First Bell Bancorp Option" means issued and outstanding options granted by First Bell Bancorp to purchase shares of First Bell Bancorp Common Stock pursuant to the First Bell Bancorp Stock Option Plan.

                  "First Bell Bancorp Regulatory Reports" means the Thrift Financial Reports of Bell Federal Savings and accompanying schedules, as filed with the OTS, for each appropriate calendar quarter beginning with the quarter ended December 31, 2001, through the Closing Date, and all Annual, Quarterly and Current Reports filed with the OTS by First Bell Bancorp from December 31, 2001 through the Closing Date.


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                  "First Bell Bancorp Rights" means the rights attached to
         shares of First Bell Bancorp Common Stock pursuant to the First Bell Bancorp Rights Agreement.

                  "First Bell Bancorp Rights Agreement" means the Shareholder Rights Agreement between First Bell Bancorp and Registrar and Transfer Company, as Rights Agent, dated as of November 18, 1998.

                  "First Bell Bancorp Subsidiary" means any corporation, limited liability company, limited liability partnership or partnership (whether general or limited), 50% or more of the capital stock or other equity ownership interest of which is owned, either directly or indirectly, by First Bell Bancorp or Bell Federal Savings, except any corporation limited liability company, limited liability partnership or partnership (whether general or limited), the stock or other equity ownership interest of which is held as security by Bell Federal Savings in the ordinary course of its lending activities.

                  "First Bell Bancorp Stock Option Plan" means the First Bell Bancorp 1996 Master Stock Option Plan, as amended from time to time.

                  "GAAP" means accounting principles generally accepted in the United States of America as in effect at the relevant date and consistently applied.

                  "Hazardous Material" means any substance (whether solid, liquid or gas) which is listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

                  "HOLA" means the Home Owners' Loan Act, as amended.

                  "IRS" means the Internal Revenue Service.

                  "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known, or reasonably should have been known, by the senior officers and directors of such Person, and includes any facts, matters or circumstances set forth in any written notice from any Regulatory Authority or any other written notice received by that Person.

                  "Loan Property" shall have the meaning given to such term in
         Section 3.14(b) of this Agreement.

                  "Material Adverse Effect" shall mean, with respect to First Bell Bancorp and Northwest Bancorp, any adverse effect (a) on its respective assets, financial condition or

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         results of operations which is material to its respective assets, financial condition, results of operations or business on a consolidated basis, or (b) which would materially impair the ability of First Bell Bancorp or Northwest Bancorp, respectively, or any of their respective Affiliates, to perform its obligations under this Agreement, or otherwise materially impede the consummation of the Merger and the other transactions contemplated by this Agreement, except in each case for any such effect caused by (i) changes in economic conditions affecting financial institutions generally, including but not limited to a change in interest rates generally, (ii) any individual or combination of changes occurring after the date hereof in any Federal or state law, rule or regulation or in GAAP, which change(s) affect(s) financial institutions generally, (iii) expenses incurred in connection with this Agreement and the transactions contemplated hereby, or (iv) the effects of any action or omission taken pursuant to this Agreement or with the written consent of the other party or parties hereto.

                  "Material Contract" shall have the meaning given to such term in Item 601(b)(10) of the SEC's Regulation S-K

                  "Merger" means the merger of Northwest Merger Subsidiary with and into First Bell Bancorp, with First Bell Bancorp as the surviving corporation.

                  "Merger Effective Date" means that date upon which the certificate of merger as to the Merger are accepted for filing by the Secretary of State of the State of Delaware, or such other date as otherwise stated in such filed articles of merger, in accordance with Delaware law. The Merger Effective Date shall be the same date as the Closing Date.

                  "Merger Consideration" has the meaning given to that term in
         Section 2.02(a)(i) of this Agreement.

                  "Northwest Bancorp Disclosure Schedules" means the Disclosure Schedules delivered by Northwest Bancorp to First Bell Bancorp pursuant to Article IV of this Agreement.

                  "Northwest Bancorp Financials" means (i) the audited consolidated financial statements of Northwest Bancorp as of June 30, 2002 and 2001 and for the three years ended June 30, 2002, including the notes thereto and (ii) the unaudited interim consolidated financial statements of Northwest Bancorp as of each calendar quarter thereafter.

                  "Northwest Bancorp Regulatory Reports" means the Call Reports of Northwest Savings Bank and accompanying schedules, as filed with the FDIC, for each calendar quarter beginning with the quarter ended June 30, 2002, through the Closing Date, and all Annual, Quarterly and Current Reports filed on Form H-(b)11 with the OTS by Northwest Bancorp from June 30, 2002 through the Closing Date.

                  "Northwest Bancorp Subsidiary" means any corporation, limited liability company, limited liability partnership or partnership (whether general or limited), 50% or

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         more of the capital stock or other equity ownership interest of which is owned, either directly or indirectly, by Northwest Bancorp or Northwest Savings Bank, except any corporation limited liability company, limited liability partnership or partnership (whether general or limited), the stock or other equity ownership interest of which is held as security by Northwest Savings Bank in the ordinary course of its lending activities.

                  "Northwest Banking Subsidiary" means Northwest Savings Bank and Jamestown Savings Bank.

                  "OTS" means the Office of Thrift Supervision.

                  "Participation Facility" shall have the meaning given to such term in Section 3.14(b) of this Agreement.

                  "PBCA" means the Pennsylvania Business Corporation Act, as from time to time amended, and any successor thereto.

                  "Pension Plan" has the meaning given to that term in Section
         3.12 of this Agreement.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, trust or "group" (as that term is defined in Section 13(d)(3) of the Exchange Act).

                  "Proxy Statement" means the proxy statement, together with any supplements thereto, to be transmitted to holders of First Bell Bancorp Common Stock in connection with the transactions contemplated by this Agreement.

                  "Regulatory Agreement" has the meaning given to that term in
         Section 3.11(c) of this Agreement.

                  "Regulatory Approvals" means all consents, waivers, approvals, nonobjections and clearances required to be obtained from or issued by the OTS, the FDIC, the Department or the respective staffs thereof in order to complete the transactions contemplated hereby.

                  "Regulatory Authority" means any agency or department of any federal, state or local government, including without limitation the OTS, the FDIC, the Department or the respective staffs thereof.

                  "Rights" means warrants, options, rights, convertible securities and other capital stock equivalents that obligate an entity to issue its securities or to make payments of cash in lieu of issuing such securities or in respect to such securities.

                  "SAIF" means the Savings Association Insurance Fund of the
         FDIC.

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

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

                  "Securities Documents" means all registration statements, schedules, statements, forms, reports, proxy material, and other documents required to be filed under the Securities Laws.

                  "Securities  Laws" means the  Securities  Act and the Exchange
         Act.

                  "Subsidiary" means any corporation, limited liability company, limited liability partnership or partnership, whether general or limited), 50% or more of the capital stock or other equity ownership interest of which is owned, either directly or indirectly, by another entity, except any corporation the stock or other equity ownership interest of which is held as security by either Northwest Savings Bank or Bell Federal Savings, as the case may be, in the ordinary course of its lending activities.

                  "Superior Proposal" has the meaning given to that term in
         Section 5.06 of this Agreement.

                  "Surviving Corporation" has the meaning given to that term in
         Section 2.01(a)(i) of this Agreement.

                                   ARTICLE II
                         THE MERGER AND RELATED MATTERS

         Section 2.01.  Effects of Merger; Surviving Corporation.

         (a)  As of the Merger Effective Date, the following shall occur:

             (i) Northwest Merger Subsidiary shall merge with and into First Bell Bancorp; the separate existence of Northwest Merger Subsidiary shall cease; First Bell Bancorp shall be the surviving corporation in the Merger (the "Surviving Corporation") and a wholly-owned subsidiary of Northwest Bancorp; and all of the property (real, personal and mixed), rights, powers and duties and obligations of Northwest Merger Subsidiary shall be taken and deemed to be transferred to and vested in First Bell Bancorp, as the Surviving Corporation in the Merger, without further act or deed; all in accordance with the DGCL.

             (ii) the Certificate of Incorporation of the Surviving Corporation shall be amended and restated to read in its entirety as the Certificate of Incorporation of Northwest Merger Subsidiary, in effect immediately prior to the Merger Effective Date; and the Bylaws of the Surviving Corporation shall be amended and restated to read in their entirety as the Bylaws of Northwest Merger Subsidiary, in effect immediately prior to the Merger Effective Date, until thereafter altered, amended or repealed in accordance with applicable law.

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             (iii)  the directors of Northwest Merger Subsidiary duly elected and holding office immediately prior to the Merger Effective Date shall be the directors of the Surviving Corporation, each to hold office until his or her successor is elected and qualified or otherwise in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

             (iv) the officers of Northwest Merger Subsidiary duly elected and holding office immediately prior to the Merger Effective Date shall be the officers of the Surviving Corporation, each to hold office until his or her successor is elected and qualified or otherwise in accordance with the Certificate of Incorporation and the Bylaws of the Surviving Corporation.

         (b) Notwithstanding any provision of this Agreement to the contrary, Northwest Bancorp may elect, subject to the filing of all Applications and the receipt of all Regulatory Approvals, to modify the structure of the transactions contemplated hereby, and the parties shall enter into such alternative transactions, so long as (i) there are no adverse tax consequences to any of the stockholders of First Bell Bancorp as a result of such modification, (ii) the Merger Consideration is not thereby changed in kind or reduced in amount or delayed in payment following the Merger Effective Date because of such modification, (iii) such modification will not materially increase the obligations, liabilities or duties of First Bell Bancorp or Bell Federal Savings prior to the Merger Effective Date, and (iv) such modification will not be likely to delay or jeopardize receipt of any Regulatory Approvals or otherwise materially delay consummation of the Mergers.

         Section 2.02. Conversion of Shares. At the Merger Effective Date, by virtue of the Merger and without any action on the part of any Person:

         (a)(i) Each outstanding share of First Bell Bancorp Common Stock issued and outstanding at the Merger Effective Date, except as provided in clauses
(ii), and (iii) of paragraph (a) of this Section, shall cease to be outstanding, and shall be converted into the right to receive $26.25 in cash (the "Merger Consideration").

             (ii) Any shares of First Bell Bancorp Common Stock which are owned or held by any party hereto or any of their respective Subsidiaries (other than in a fiduciary capacity or in connection with debts previously contracted) at the Merger Effective Date, as well as any shares of First Bell Bancorp Common Stock held in trust established pursuant to the Bell Federal Savings Restricted Stock Plan that have not been allocated or granted, shall be deemed cancelled and the certificates for such shares shall be deemed retired, such shares shall not be converted into the Merger Consideration, and no cash or shares of capital stock of Northwest Bancorp shall be issued or exchanged therefor.

             (iii) The Surviving Corporation, and upon consummation of the Company Merger, Northwest Bancorp, as the successor thereto, shall pay for any Dissenters' Shares in accordance with Section 262 of the DGCL, and the holders thereof shall not be entitled to receive any Merger Consideration; provided, that if appraisal rights under Section 262 of the DGCL with respect to any Dissenters' Shares shall have been effectively withdrawn or lost, such shares will thereupon cease to be treated as Dissenters' Shares and shall be converted into the right to receive the Merger Consideration pursuant to Section 2.02(a)(i).

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             (iv)  The holders of certificates (immediately prior to the Merger)
representing shares of First Bell Bancorp Common Stock (any such certificate being hereinafter referred to as a "Certificate") shall cease to have any rights as stockholders of First Bell Bancorp, except such rights, if any, as they may have pursuant to applicable law and this Agreement.

         (b) At the Merger Effective Date, by virtue of the Merger and without any action on the part of any Person, each share of Northwest Merger Subsidiary common stock issued and outstanding immediately before the Merger Effective Date shall be converted into and become an outstanding share of common stock of the Surviving Corporation.

         Section 2.03.  Exchange Procedures.

         (a) As promptly as practicable after the Merger Effective Date, and in any event within five (5) Business Days thereafter, the Exchange Agent shall mail to each holder of record of outstanding shares of First Bell Bancorp Common Stock a letter of transmittal in form and substance reasonably acceptable to First Bell Bancorp ("Letter of Transmittal") containing instructions for the surrender of the Certificate(s) held by such holder for payment therefor. Upon a holder's surrender of the Certificate(s) to the Exchange Agent in accordance with the instructions set forth in the Letter of Transmittal, such holder shall promptly receive in exchange therefor the Merger Consideration, without interest thereon. Neither Northwest Bancorp nor the Exchange Agent shall be obligated to deliver the Merger Consideration to a former stockholder of First Bell Bancorp until such former stockholder surrenders his Certificate(s).

         (b) If payment of the Merger Consideration is to be made to a Person other than the Person in whose name a Certificate surrendered in exchange therefore is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (c) Contemporaneously with or prior to the Merger, Northwest Bancorp and/or Northwest Savings Bank shall deposit or cause to be deposited, in trust with the Exchange Agent, an amount of cash equal to the aggregate Merger Consideration that the First Bell Bancorp stockholders shall be entitled to receive on the Merger Effective Date pursuant to Section 2.02 hereof (determined by multiplying the Merger Consideration by the number of shares of First Bell Bancorp Common Stock which are issued and outstanding immediately prior to the Merger Effective Date, other than shares referenced in Section 2.02(a)(ii) and
(iii) hereof).

         (d) The payment of the Merger Consideration upon the exchange of First Bell Bancorp Common Stock in accordance with the terms and conditions hereof shall constitute full satisfaction of all rights pertaining to such First Bell Bancorp Common Stock.

         (e) Promptly following the date which is twelve (12) months after the Merger Effective Date, Northwest Bancorp may request the Exchange Agent to deliver to Northwest Bancorp all cash, Certificates and other documents in its possession relating to the transactions described in this Agreement, in which case the Exchange Agent's duties shall terminate. In such event, each holder of a Certificate formerly representing shares of First Bell Bancorp Common Stock may surrender such Certificate to Northwest Bancorp and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefore the Merger Consideration multiplied by the number of shares of First Bell Bancorp Common Stock formerly represented by such Certificate, without any interest or dividends thereon.

         (f) As of the close of business on the Merger Effective Date, there shall be no transfers on the stock transfer books of First Bell Bancorp of the shares of First Bell Bancorp Common Stock which are outstanding immediately prior to the Merger Effective Date, and the stock transfer books of First Bell Bancorp shall be closed with respect to such shares. If, after the Merger Effective Date, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration as provided in this Article II.

         (g) In the event any Certificate for First Bell Bancorp Common Stock shall have been lost, stolen or destroyed, the Exchange Agent (or Northwest Bancorp, if the Exchange Agent's duties hereunder have been discharged) shall deliver in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of the fact by the holder thereof, the cash to be paid in the Merger as provided for herein; provided, however, that Northwest Bancorp may, in its sole discretion and as a condition precedent to the delivery thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such reasonable sum as Northwest Bancorp may determine as indemnity against any claim that may be made against First Bell Bancorp, Northwest Bancorp or any other party with respect to the Certificate alleged to have been lost, stolen or destroyed.

         Section 2.04.  Stock Options.  First Bell Bancorp  Disclosure  Schedule
2.04 sets forth all of the outstanding First Bell Bancorp Options as of the date hereof, all of which are vested and exercisable. At the Merger Effective Date, each First Bell Bancorp Option which is unexercised and outstanding immediately prior thereto shall, by reason of the Merger, be terminated and converted into the right to receive in cash an amount equal to (i) the difference between (A) the Merger Consideration and (B) the exercise price of each such First Bell Bancorp Option multiplied by (ii) the number of shares of First Bell Bancorp Common Stock subject to the First Bell Bancorp Option. First Bell Bancorp agrees to take or to cause to be taken all actions necessary to provide for such payment at or prior to the Merger Effective Date, and shall use its reasonable best efforts to obtain the written acknowledgement of each holder of a then outstanding First Bell Bancorp Option with regard to the termination of such Option and the full payment therefor in accordance with the terms of this Agreement.

         Section 2.05.  Restricted Stock. First Bell Bancorp Disclosure Schedule
2.05 sets forth all outstanding unvested awards under the Bell Federal Savings Restricted Stock Plan. At the Merger Effective Date, each unvested restricted share of First Bell Bancorp Common Stock granted under the Bell Federal Savings Restricted Stock Plan which is outstanding at such time shall vest and become free of all restrictions. Each holder of such a share of restricted First Bell Bancorp Common Stock shall have the same right to receive the Merger Consideration as is provided to each holder of First Bell Common Stock. First Bell Bancorp agrees to take or to cause to be taken all actions necessary to provide for such payment at or prior to the Merger Effective Date, and shall use its reasonable best efforts to obtain the written acknowledgement of each holder of a share of restricted First Bell Bancorp Common Stock with regard to the payment for such shares and the full payment therefor in accordance with the terms of this Agreement.

                                   ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF FIRST BELL BANCORP AND
                              BELL FEDERAL SAVINGS

         No representation or warranty of First Bell Bancorp or Bell Federal Savings contained in Article III shall be deemed untrue or incorrect, and First Bell Bancorp and Bell Federal Savings shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article III has had or is reasonably expected to have a Material Adverse Effect on First Bell Bancorp; provided, however, that the foregoing standard shall not apply to representations and warranties contained in Sections 3.01, 3.02(a) and (b), 3.03(a), 3.04 and 3.18, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects.

         Subject to the standard set forth above, and except as set forth in the First Bell Bancorp Disclosure Schedules delivered by First Bell Bancorp to Northwest Bancorp on the date hereof, First Bell Bancorp and Bell Federal Savings represent and warrant to Northwest MHC, Northwest Bancorp and Northwest Savings Bank as follows:

         Section 3.01.  Organization.

         (a) First Bell Bancorp is a corporation duly organized, validly existing and in good standing under the DGCL, and is duly registered as a savings and loan holding company under the HOLA. First Bell Bancorp has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

         (b) Bell Federal Savings is a Federal savings and loan association organized, validly existing and in good standing under the laws of the United States. The deposits of Bell Federal Savings are insured by the FDIC through the SAIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by Bell Federal Savings when due. As of the date hereof, no proceedings for the revocation of such deposit insurance are pending, or the Knowledge of Bell Federal Savings, threatened.

         (c) Bell Federal Savings is a member in good standing of the FHLB of Pittsburgh and owns the requisite amount of stock therein.

         (d) The respective minute books of First Bell Bancorp and Bell Federal Savings accurately records, in all respects, all material corporate actions of their respective stockholders and boards of directors (including committees) through the date of this Agreement.

         (e) Prior to the date of this Agreement, First Bell Bancorp and each First Bell Bancorp Subsidiary has made available to Northwest Bancorp true and correct copies of their respective certificate of incorporation or charter, and bylaws, each of which is attached hereto as First Bell Bancorp Disclosure
Schedule 3.01(e).

         (f) First Bell Bancorp Disclosure Schedule 3.01(f) sets forth a true and complete list of all of First Bell Bancorp's and Bell Federal Savings' Subsidiaries. First Bell Bancorp owns, directly or indirectly, all of the issued and outstanding equity securities of each Subsidiary. There are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any shares of its equity securities (other than to First Bell Bancorp or a wholly-owned Subsidiary of it). There are no contracts, commitments, understandings, or arrangements relating to First Bell Bancorp's rights to vote or to dispose of such securities. All of the equity securities of each such Subsidiary held by First Bell Bancorp are fully paid and nonassessable, not subject to preemptive or similar rights and are owned by First Bell Bancorp free and clear of any liens.

         (g) Each of First Bell Bancorp's Subsidiaries has been duly organized and qualified under the laws of the jurisdiction of its organization and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

         Section 3.02.  Capitalization.

         (a) The authorized capital stock of First Bell Bancorp consists of 20,000,000 shares of common stock, par value $0.01 per share ("First Bell Bancorp Common Stock"), of which 4,535,714 shares are outstanding, as of the date hereof, and 2,000,000 shares of preferred stock, par value $0.01 per share ("First Bell Bancorp Preferred Stock"), none of which are outstanding. The outstanding shares of First Bell Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of such shares have been issued in violation of the preemptive rights of any Person. There are 4,076,612 shares of First Bell Bancorp Common Stock held by First Bell Bancorp as treasury stock. Neither First Bell Bancorp nor Bell Federal Savings has or is bound by any Rights or other agreements of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of First Bell Bancorp Common Stock, or any other security of First Bell Bancorp or any securities representing the right to vote, purchase or otherwise receive any shares of First Bell Bancorp Common Stock or any other security of First Bell Bancorp, other than 364,405 shares issuable upon exercise of First Bell Bancorp Options (as set forth in First Bell Bancorp Disclosure Schedule 2.04, which are not outstanding shares), 180,844 unallocated shares issuable under and held pursuant to the Bell Federal Savings Restricted Stock Plan which are outstanding, but which, in accordance with Section 2.02(a)(ii), will not be converted into the Merger Consideration), and shares held pursuant to the Bell Federal Savings ESOP (which are outstanding). First Bell Bancorp Disclosure Schedule 3.02(a) sets forth (i) each holder of awards of Stock Options under the First Bell Bancorp Stock Option Plan, the number of shares each such individual may acquire pursuant to the exercise of First Bell Bancorp Stock Options and the exercise price relating to the First Bell Bancorp Stock Options, and (ii) the name of each participant under the Bell Federal Savings ESOP, the number of shares of First Bell Bancorp Common Stock allocated to each such participant and the unallocated shares of First Bell Bancorp Common Stock held by the Bell Federal Savings ESOP. Except as set forth in First Bell Bancorp Disclosure Schedule 3.02(a), there are no shares of restricted stock of First Bell Bancorp outstanding, or authorized to be issued pursuant to any Compensation and Benefit Plan of First Bell Bancorp.

         (b) First Bell Bancorp owns all of the capital stock of Bell Federal Savings, free and clear of any lien or encumbrance. Except for Bell Federal Savings and its Subsidiary, First Bell Bancorp does not possess, directly or indirectly, any equity interest in any corporate entity, except for equity interests held in the investment portfolios of First Bell Bancorp, equity interests held by Bell Federal Savings in a fiduciary capacity, equity interests held in connection with the lending activities of Bell Federal Savings, including stock in the FHLB of Pittsburgh and common stock in the Federal National Mortgage Association.

         (c) To First Bell Bancorp's Knowledge (based solely upon filings made by Persons pursuant to Section 13(d) of the Exchange Act), other than as set forth in First Bell Bancorp Disclosure Schedule 3.02(c), no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of First Bell Bancorp Common Stock.

         Section 3.03.  Authority; No Violation.

         (a) First Bell Bancorp and Bell Federal Savings each has full corporate power and authority to execute and deliver this Agreement and, subject to a favorable vote of the First Bell Bancorp stockholders and receipt of all Regulatory Approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by First Bell Bancorp and Bell Federal Savings and the completion by First Bell Bancorp and Bell Federal Savings of the transactions contemplated hereby, have been duly and validly approved by the Boards of Directors of First Bell Bancorp and Bell Federal Savings, and, except for approval of the stockholders of First Bell Bancorp, and in connection with the liquidation of First Bell Bancorp following consummation of the Merger, no other corporate proceedings on the part of First Bell Bancorp or Bell Federal Savings are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by First Bell Bancorp and Bell Federal Savings, and the Bank Merger Agreement has been duly and validly approved by the Board of Directors of Bell Federal Savings, and by First Bell Bancorp in its capacity as the sole stockholder of Bell Federal Savings, and assuming due authorization, execution and delivery of this Agreement by Northwest MHC, Northwest Bancorp, Northwest Savings Bank and Northwest Merger Subsidiary, this Agreement constitutes the valid and binding obligation of First Bell Bancorp and Bell Federal Savings, enforceable against First Bell Bancorp and Bell Federal Savings in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to Bell Federal Savings, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity.

         (b) (A) The execution and delivery of this Agreement by First Bell Bancorp and Bell Federal Savings, (B) subject to receipt of all Regulatory Approvals and the approval of the stockholders of First Bell Bancorp, and except as set forth on First Bell Bancorp Disclosure Schedule 3.03(b), the consummation of the transactions contemplated hereby, and (C) compliance by First Bell Bancorp and Bell Federal Savings with all of the terms, conditions or provisions hereof, will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of First Bell Bancorp or the charter and bylaws of Bell Federal Savings; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to First Bell Bancorp or Bell Federal Savings or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of First Bell Bancorp or Bell Federal Savings under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which First Bell Bancorp or Bell Federal Savings is a party, or by which they or any of their respective properties or assets may be bound or affected.

         Section 3.04. Consents. Except as set forth in First Bell Bancorp Disclosure Schedule 3.04, and except for the receipt of the Regulatory Approvals and compliance with any conditions contained therein, the approval of this Agreement by the stockholders of First Bell Bancorp the filing of the Proxy Statement and form of proxy with, and clearance of the same by, the SEC, the filing of a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL in connection with the Merger and the Company Merger, the filing of articles of combination with the OTS in connection with the Company Merger and the filing of Articles of Merger with the Pennsylvania Secretary of State pursuant to the PBCA, in connection with the Bank Merger, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consent or approval of any other Person is necessary in connection with (a) the execution and delivery of this Agreement by First Bell Bancorp and Bell Federal Savings, and the Bank Merger Agreement by Bell Federal Savings and (b) the completion by First Bell Bancorp and Bell Federal Savings of the transactions contemplated hereby and thereby. First Bell Bancorp and Bell Federal Savings have no reason to believe that (i) any Regulatory Approvals will not be received or (ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

         Section 3.05.  Financial Statements.

         (a) First Bell  Bancorp has  previously  made  available  to  Northwest
Bancorp the First Bell Bancorp Regulatory Reports. The First Bell Bancorp Regulatory Reports have been prepared in all respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present in all respects, the consolidated financial position, results of operations and changes in stockholders' equity of First Bell Bancorp as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

         (b) First Bell Bancorp has previously made available to Northwest Bancorp the First Bell Bancorp Financials. The First Bell Bancorp Financials have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case the consolidated financial position, results of operations and cash flows of First Bell Bancorp and Bell Federal Savings on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

         (c) At the date of each balance sheet included in the First Bell Bancorp Financials or the First Bell Bancorp Regulatory Reports, First Bell Bancorp did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such First Bell Bancorp Financials or First Bell Bancorp Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

         Section 3.06. Taxes. For federal income tax purposes, First Bell Bancorp and Bell Federal Savings are members of the same affiliated group within the meaning of Code Section 1504(a). First Bell Bancorp and Bell Federal Savings have duly filed all federal, state and local tax returns required to be filed by them as of the date hereof (all such returns being accurate and correct) and have duly paid or made provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from First Bell Bancorp and Bell Federal Savings by any taxing authority or pursuant to any written tax sharing agreement, other than taxes or other charges which
(i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. As of the date of this Agreement, there is no dispute pending, audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of First Bell Bancorp or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where First Bell Bancorp or any of its Subsidiaries do not file tax returns that First Bell Bancorp or any such Subsidiary is subject to taxation in that jurisdiction. First Bell Bancorp and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect. First Bell Bancorp and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and First Bell Bancorp and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

         Section 3.07. Absence of Certain Changes or Events. Except as disclosed in the First Bell Bancorp Disclosure Schedule 3.07, since December 31, 2002, there has not been any change in the business, assets, liabilities, condition (financial or otherwise), or results of operations of First Bell Bancorp.

         Section 3.08.  Material Contracts; Leases; Defaults.

         (a) Except as set forth in First Bell Bancorp Disclosure Schedule 3.08(a), and except for this Agreement and the Bank Merger Agreement, and those agreements and other documents filed as exhibits to First Bell Bancorp's
Securities Documents, neither First Bell Bancorp nor Bell Federal Savings is a party to, bound by or subject to (i) agreement, contract, arrangement, commitment or understanding (whether written or oral) that is a Material Contract; (ii) any collective bargaining agreement with any labor union relating to employees of First Bell Bancorp or Bell Federal Savings; (iii) any agreement which by its terms limits the payment of dividends by First Bell Bancorp or Bell Federal Savings; (iv) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which First Bell Bancorp or Bell Federal Savings is an obligor to any Person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, FHLB of Pittsburgh advances, bankers' acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Merger Effective Date to Northwest Bancorp or any Northwest Bancorp Subsidiary; (v) any contract (other than this Agreement) limiting the freedom, in any respect, of First Bell Bancorp or Bell Federal Savings to engage in any type of banking or bank-related business which First Bell Bancorp or Bell Federal Savings is permitted to engage in under applicable law as of the date of this Agreement or (vi) any agreement, contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any way the conduct of business by First Bell Bancorp or Bell Federal Savings.

         (b) Each real estate lease that may require the consent of the lessor or its agent resulting from the Company Merger or the Bank Merger by virtue of a prohibition or restriction relating to assignment, by operation of law or otherwise, or change in control, is listed in First Bell Bancorp Disclosure
Schedule 3.08(b) identifying the section of the lease that contains such prohibition or restriction. Neither First Bell Bancorp nor Bell Federal Savings is in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

         (c) True and correct copies of Material Contracts, agreements, instruments, contracts, arrangements, commitments, leases or understandings identified in First Bell Bancorp Disclosure Schedule 3.08(a) and 3.08(b) have been made available to Northwest Bancorp on or before the date hereof, and are in full force and effect on the date hereof and neither First Bell Bancorp nor

Bell Federal Savings (nor, to the Knowledge of First Bell Bancorp or any First Bell Bancorp Subsidiary), any other party to any such "Material Contract," agreement, instrument, contract, arrangement, commitment, lease or understanding has breached any provision of, or is in default in any respect under any term of, any such "Material Contract," agreement, instrument, contract, arrangement, commitment, lease or understanding. Except as set forth in First Bell Bancorp Disclosure Schedule 3.08(c), no party to any such "Material Contract," agreement, instrument, contract, arrangement, commitment, lease or understanding will have the right to terminate any or all of the provisions of any such "Material Contract," agreement, instrument, contract, arrangement, commitment, lease or understanding as a result of the execution of, and the transactions contemplated by, this Agreement, or require the payment of an early termination fee or penalty. No such "Material Contract," agreement, instrument, contract, arrangement, commitment, lease or understanding to which First Bell Bancorp or Bell Federal Savings is a party or under which First Bell Bancorp or Bell Federal Savings may be liable contains provisions which permit an independent contractor to terminate it without cause and after such termination without cause continue to accrue future benefits thereunder.

         Section 3.09.  Ownership of Property; Insurance Coverage.

         (a) Except as set forth in First Bell Bancorp Disclosure Schedule 3.09(a), First Bell Bancorp and the Bell Federal Savings each has good and, as to real property, marketable title to all material assets and properties owned by First Bell Bancorp or Bell Federal Savings in the conduct of their business, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the First Bell Bancorp Regulatory Reports and in the First Bell Bancorp Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no liens, mortgages, security interests or pledges, or to the Knowledge of First Bell Bancorp, adverse encumbrances, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the FHLB of Pittsburgh, inter-bank credit facilities, or any transaction by Bell Federal Savings acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. First Bell Bancorp and Bell Federal Savings, as lessee, have the right under valid and subsisting leases of real and personal properties used by First Bell Bancorp and Bell Federal Savings in the conduct of their business to occupy or use all such properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the notes to the First Bell Bancorp Financials.

         (b) With respect to all agreements pursuant to which First Bell Bancorp or Bell Federal Savings has purchased securities subject to an agreement to resell, if any, First Bell Bancorp or Bell Federal Savings has a lien or security interest (which to First Bell Bancorp's Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

         (c) First Bell Bancorp and Bell Federal Savings currently maintain insurance considered by First Bell Bancorp to be reasonable for their respective operations. First Bell Bancorp has not received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims pending under such policies of insurance and no notices have been given by First Bell Bancorp under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three (3) years First Bell Bancorp has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any claims submitted under any of its insurance policies. First Bell Bancorp Disclosure Schedule 3.09(c) identifies all policies of insurance maintained by First Bell Bancorp and Bell Federal Savings.

         Section 3.10. Legal Proceedings. Except as set forth in First Bell Bancorp Disclosure Schedule 3.10, neither First Bell Bancorp nor Bell Federal Savings is a party to any, and there are no pending or, to the Knowledge of either First Bell Bancorp or Bell Federal Savings, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature
(i) against First Bell Bancorp or Bell Federal Savings (other than routine bank regulatory examinations), (ii) to which First Bell Bancorp's or Bell Federal Savings' assets are or may be subject, or (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement.

         Section 3.11.  Compliance With Applicable Law.

         (a) Except as set forth in First Bell Bancorp Disclosure Schedule 3.11(a), since January 1, 1998, First Bell Bancorp and Bell Federal Savings each was, and is, in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act, the Bank Secrecy Act, the USA Patriot Act, the Gramm-Leach-Bliley Act of 1999 and all other applicable fair lending laws and other laws relating to discriminatory business practices.

         (b) First Bell Bancorp and Bell Federal Savings each has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of First Bell Bancorp and Bell Federal Savings, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement.

         (c) Other than as set forth in First Bell Bancorp Disclosure Schedule 3.11(c), neither First Bell Bancorp nor Bell Federal Savings has received any notification or communication from any Regulatory Authority (i) asserting that First Bell Bancorp or Bell Federal Savings is not in compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization of First Bell Bancorp or Bell Federal Savings; (iii) requiring or threatening to require First Bell Bancorp or Bell Federal Savings, or indicating that First Bell Bancorp or Bell Federal Savings may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority that is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any respect the operations of First Bell Bancorp or Bell Federal Savings, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of First Bell Bancorp or Bell Federal Savings, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither First Bell Bancorp nor Bell Federal Savings has consented to or entered into any currently effective Regulatory Agreement. The most recent regulatory rating given to Bell Federal Savings as to compliance with the Community Reinvestment Act ("CRA") is satisfactory or better.

         Section 3.12.  Employee Benefit Plans.

         (a) First Bell Bancorp Disclosure Schedule 3.12 includes a list of all existing Compensation and Benefit Plans. Each Compensation and Benefit Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code (a "First Bell Bancorp or Bell Federal Savings Qualified Plan") has received a favorable determination letter from the IRS or was a prototype document that has received a favorable letter from the IRS, and First Bell Bancorp and Bell Federal Savings have no Knowledge of any circumstances likely to result in revocation of any such favorable determination letter. There has been no announcement or commitment by First Bell Bancorp, Bell Federal Savings or any of its Subsidiaries to create an additional Compensation and Benefit Plan, or to amend any Compensation and Benefit Plan, except for amendments required by applicable law to maintain its qualified status or otherwise, which do not increase the cost of such Compensation and Benefit Plan.

         (b) Each Compensation and Benefit Plan has been operated and administered in all respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, and any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Except as set forth in First Bell Bancorp Disclosure Schedule 3.12(b), there is no pending, or to the Knowledge of First Bell Bancorp threatened, litigation, administrative action, suit or claim relating to any of the Compensation and Benefit Plans (other than routine claims for benefits). Neither First Bell Bancorp nor Bell Federal Savings has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject First Bell Bancorp or Bell Federal Savings to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof and subsequently expires as of the day next preceding the Merger Effective Date. Except as set forth in First Bell Bancorp Disclosure Schedule 3.12(b), each of the Compensation and Benefit Plan can be terminated in accordance with its terms upon sixty (60) days written notice.

         (c) No liability under Title IV of ERISA has been incurred by First Bell Bancorp or Bell Federal Savings or any of its Subsidiaries with respect to any Compensation and Benefit Plan which is subject to Title IV of ERISA, or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) ("First Bell Bancorp or Bell Federal Savings Pension Plan") currently or formerly maintained by First Bell Bancorp or Bell Federal Savings or any entity which is considered one employer with First Bell Bancorp or Bell Federal Savings under Section 4001(b)(1) of ERISA or Section 414 of the Code (an "ERISA Affiliate") since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a risk to First Bell Bancorp or Bell Federal Savings or any ERISA Affiliate of incurring a liability under such Title. No First Bell Bancorp or Bell Federal Savings Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each First Bell Bancorp or Bell Federal Savings Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such First Bell Bancorp or Bell Federal Savings Pension Plan as of the end of the most recent plan year with respect to the respective First Bell Bancorp or Bell Federal Savings Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such First Bell Bancorp or Bell Federal Savings Pension Plan as of the date hereof; there is not currently pending with the PBGC any filing with respect to any reportable event under Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made (other than as might be required with respect to this Agreement and the transactions contemplated thereby). Neither First Bell Bancorp or Bell Federal Savings nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in
Section 3(37) of ERISA, on or after September 26, 1980. Except as set forth in First Bell Bancorp's Disclosure Schedule 3.12(c), neither First Bell Bancorp or Bell Federal Savings, nor any ERISA Affiliate, nor any Compensation and Benefit Plan, including any First Bell Bancorp or Bell Federal Savings Pension Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which First Bell Bancorp or Bell Federal Savings, any ERISA Affiliate, and any Compensation and Benefit Plan, including any First Bell Bancorp or Bell Federal Savings Pension Plan any such trust or any trustee or administrator thereof, could reasonably be expected to be subject to either a civil liability or penalty pursuant to Section 409, 502(i) or 502(l) of ERISA or a tax imposed pursuant to Chapter 43 of the Code.

         (d) All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements to which First Bell Bancorp or Bell Federal Savings is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued monthly on First Bell Bancorp's consolidated financial statements to the extent required and in accordance with GAAP. First Bell Bancorp and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable Compensation and Benefit Plan in accordance with applicable laws and GAAP consistently applied. None of First Bell Bancorp, Bell Federal Savings nor any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, or (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a Lien under Section 412(n) of the Code or pursuant to ERISA.

         (e) Except as set forth in First Bell Bancorp Disclosure Schedule 3.12(e), neither First Bell Bancorp nor Bell Federal Savings has any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code. There has been no communication to employees by First Bell Bancorp or Bell Federal Savings that would reasonably be expected to promise or guarantee such employees retiree health, life insurance, disability insurance, or other retiree death benefits.

         (f) With respect to each Compensation and Benefit Plan, if applicable, First Bell Bancorp has provided or made available to Northwest Bancorp copies of the: (A) trust instruments and insurance contracts; (B) most recent Form 5500 filed with the IRS; (C) most recent actuarial report and financial statement;
(D) the most recent summary plan description; (E) most recent determination letter issued by the IRS; (F) any Form 5310 or Form 5330 filed with the IRS; and
(G) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

         (g) Except as set forth in First Bell Bancorp Disclosure Schedules 3.02(a), 3.12(a), and 3.18, the consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Merger Effective
Date) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any increase in benefits payable under any Compensation and Benefit Plan.

         (h) Neither First Bell Bancorp nor Bell Federal Savings maintains any compensation plans, programs or arrangements under which any payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

         (i) Except as set forth in First Bell Bancorp Disclosure Schedule 3.12(i), the consummation of the Merger will not, directly or indirectly (including without limitation, as a result of any termination of employment or service at any time prior to or following the Merger Effective Date), entitle any current or former employee, director or independent contractor of First Bell Bancorp or Bell Federal Savings to any actual or deemed payment (or benefit) which would constitute a "parachute payment" (as such term is defined in Section 280G of the Code).

         (j) Except as set forth in First Bell Bancorp Disclosure Schedule 3.02(a) or 3.12(a), there are no stock appreciation or similar rights, earned dividends or dividend equivalents, or shares of restricted stock, outstanding under any Compensation and Benefit Plan or otherwise as of the date hereof and none will be granted, awarded, or credited after the date hereof.

         Section 3.13. Brokers, Finders and Financial Advisors. Except for the engagement of Lehman Brothers in connection with the transactions contemplated by this Agreement, neither First Bell Bancorp nor Bell Federal Savings, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such Person in connection with the transactions contemplated by this Agreement.

         Section 3.14.  Environmental Matters.

         (a) With respect to First Bell Bancorp and Bell Federal Savings:

                  (i) Except as set forth in First Bell Bancorp Disclosure
Schedule 3.14, each of First Bell Bancorp and Bell Federal Savings, the Participation Facilities, and, to First Bell Bancorp's Knowledge, the Loan Properties are, and have been, in compliance with, and are not liable under, any Environmental Laws;

                  (ii) There is no suit, claim, action, demand, executive or administrative order, directive, proceeding or, to First Bell Bancorp's Knowledge, investigation pending or, to First Bell Bancorp's Knowledge, threatened, before any court, governmental agency or board or other forum against it or Bell Federal Savings or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release (as defined herein) into the environment of any Hazardous Material (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or Bell Federal Savings or any Participation Facility;

                  (iii) There is no suit, claim, action, demand, executive or administrative order, directive, proceeding or to First Bell Bancorp's Knowledge, investigation pending or, to First Bell Bancorp's Knowledge threatened, before any court, governmental agency or board or other forum relating to or against any Loan Property (or First Bell Bancorp or Bell Federal Savings in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

                  (iv) To First Bell Bancorp's Knowledge, the properties currently owned or operated by First Bell Bancorp or Bell Federal Savings (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Material other than as permitted under applicable Environmental Law;

                  (v) Neither First Bell Bancorp nor Bell Federal Savings has received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any other Person indicating that it may be in violation of, or liable under, any Environmental Law;

                  (vi) To First Bell Bancorp's Knowledge, there are no underground storage tanks on, in or under any properties owned or operated by First Bell Bancorp or Bell Federal Savings or any Participation Facility, and no underground storage tanks have been closed or removed from any properties owned or operated by First Bell Bancorp or Bell Federal Savings or any Participation Facility; and

                  (vii) Except as set forth in First Bell Bancorp Disclosure
Schedule 3.14, to First Bell Bancorp's Knowledge, during the period of (s) First Bell Bancorp's or Bell Federal Savings' ownership or operation of any of their respective current properties or (t) First Bell Bancorp's or Bell Federal Savings' participation in the management of any Participation Facility, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. To First Bell Bancorp's Knowledge, prior to the period of (x) First Bell Bancorp's or Bell Federal Savings' ownership or operation of any of their respective current properties or (y) First Bell Bancorp's or Bell Federal Savings' participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

         (b) "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property. "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

         Section 3.15.  Loan Portfolio.

         (a) The allowances for possible losses reflected in the consolidated balance sheets contained in the First Bell Bancorp Financials as of and for the period ending December 31, 2002 were adequate under GAAP and all regulatory requirements applicable to First Bell Bancorp and Bell Federal Savings, and the allowances for possible losses shown on the consolidated balance sheets contained in the First Bell Bancorp Financials for periods ending after December 31, 2002 will be adequate as of the dates thereof under GAAP and all regulatory requirements applicable to First Bell Bancorp and Bell Federal Savings.

         (b) First Bell Bancorp Disclosure Schedule 3.15(b) sets forth a listing, as of February 28, 2003, by account, of: (A) all loans, (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of the date of this
Agreement are classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (6) where a specific reserve allocation exists in connection therewith, and (B) all assets classified by First Bell Bancorp or Bell Federal Savings as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.

         (c) To the Knowledge of First Bell Bancorp and Bell Federal Savings, all loans receivable (including discounts) and accrued interest entered on the books of First Bell Bancorp and Bell Federal Savings arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of First Bell Bancorp's or Bell Federal Savings' respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are to the Knowledge of First Bell Bancorp true and genuine and are what they purport to be. Except as set forth in First Bell Bancorp Disclosure Schedule 3.15, to the Knowledge of First Bell Bancorp, the loans, discounts and the accrued interest reflected on the books of First Bell Bancorp and Bell Federal Savings are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. All such loans are owned by First Bell Bancorp or Bell Federal Savings free and clear of any liens, except for liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable, and liens in favor of the FHLB of Pittsburgh to secure advances of the FHLB of Pittsburgh to Bell Federal Savings.

         (d) To the Knowledge of First Bell Bancorp and Bell Federal Savings, the notes and other evidences of indebtedness evidencing the loans described in
Section 3.15(c) above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all respects, valid, true and genuine, and what they purport to be.

         Section 3.16. Securities Documents. First Bell Bancorp has made available to Northwest Bancorp copies of its (i) annual reports on Form 10-K for the years ended December 31, 2001, 2000 and 1999, (ii) quarterly reports on Form 10-Q for the quarters ended September 30, 2002, June 30, 2002 and March 31, 2002 and (iii) proxy materials used in connection with its meetings of stockholders held in 2002, 2001 and 2000. Such reports and such proxy materials complied, at the time filed with the SEC, with the Securities Laws.

         Section 3.17. Related Party Transactions. Except as described in First Bell Bancorp's Proxy Statement distributed in connection with the 2002 annual meeting of stockholders or as otherwise set forth in First Bell Bancorp Disclosure Schedule 3.17, neither First Bell Bancorp nor Bell Federal Savings is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of First Bell Bancorp. All such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectibility or present other unfavorable features. No loan or credit accommodation to any Affiliate of First Bell Bancorp or

Bell Federal Savings is presently in default or, during the three (3) year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither First Bell Bancorp nor Bell Federal Savings has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by First Bell Bancorp is inappropriate.

         Section 3.18. Schedule of Termination Benefits. First Bell Bancorp Disclosure Schedule 3.18 includes a description of all termination benefits and related payments (including dollar amounts) that would or will be payable to the individuals identified thereon, excluding any First Bell Bancorp Options granted to such individuals, under any and all employment agreements, special termination agreements, change in control agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, or any compensation arrangement, or other pension benefit or welfare benefit plan maintained by First Bell Bancorp or Bell Federal Savings for the benefit of officers or directors of First Bell Bancorp or Bell Federal Savings (the "Benefits Schedule"), assuming their employment or service is terminated as of July 31, 2003 and the Closing Date occurs prior to such termination, and provided, however, that the dollar amounts of such benefits and payments need not be provided for any tax-qualified pension plan, any insured welfare benefit plan, the First Bell Bancorp Stock Option Plan, the Bell Federal Savings Restricted Stock Plan, the First Bell Bancorp Dividend Reinvestment and Stock Purchase Plan, the severance provisions of Section 5.11(f) of this Agreement or the miscellaneous benefits set forth in First Bell Bancorp Disclosure Schedule 3.12(a). No other individuals are entitled to benefits under any such plans.

         Section 3.19. Deposits. None of the deposits of First Bell Bancorp or Bell Federal Savings is a "brokered deposit" as defined in 12 CFR Section 337.6(a)(2).

         Section 3.20.  Antitakeover Provisions Inapplicable.

         (a) Assuming that the representation and warranty of Northwest MHC, Northwest Bancorp and Northwest Savings Bank contained in Section 4.11 is accurate, the transactions contemplated by this Agreement are not subject to the requirements of any "moratorium," "control share," "fair price," "affiliate transactions," "business combination" or other antitakeover laws and regulations of any state. The affirmative vote of a majority of the issued and outstanding shares of First Bell Bancorp Common Stock is required to approve this Agreement under First Bell Bancorp's certificate of incorporation and the DGCL.

         (b) First Bell Bancorp has taken all necessary action so that the entering into of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the First Bell Bancorp Rights Agreement or enable or require the First Bell Bancorp Rights issuable thereunder to be exercised, distributed or triggered, and to otherwise ensure that none of Northwest Bancorp or any of its Affiliates is or becomes an Acquiring Person (as such term is defined in the First Bell Bancorp Rights Agreement) by reason of the execution of this Agreement or consummation of the transactions contemplated by this Agreement, and that a Distribution Date (as such term is defined in the First Bell Bancorp Rights Agreement) does not occur by reason of the execution of this Agreement or consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement. First Bell Bancorp Disclosure Schedule 3.20(b) sets forth the form of an amendment to the First Bell Bancorp Rights Agreement that has been adopted by First Bell Bancorp.

         Section 3.21. Registration Obligations. Neither First Bell Bancorp nor Bell Federal Savings is under any obligation, contingent or otherwise, that will survive the Merger Effective Date by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

         Section 3.22. Risk Management Instruments. All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for the account of First Bell Bancorp or Bell Federal Savings or their customers (all of which are set forth in First Bell Bancorp Disclosure Schedule 3.22) were entered into in accordance with prudent business practices and in all respects in compliance with all applicable laws, rules, regulations and regulatory policies and with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of First Bell Bancorp or Bell Federal Savings, enforceable in accordance with its terms (except as
enforceability   may  be   limited   by   applicable   bankruptcy,   insolvency,
reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither First Bell Bancorp, Bell Federal Savings, nor to the Knowledge of First Bell Bancorp any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any respect.

         Section 3.23. Fairness Opinion. First Bell Bancorp has received a written opinion from Lehman Brothers dated as of the date of this Agreement, to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be received by the stockholders of First Bell Bancorp pursuant to this Agreement is fair to such stockholders from a financial point of view.

         Section 3.24. Intellectual Property. First Bell Bancorp and its Subsidiaries owns or, to the Knowledge of First Bell Bancorp, possesses valid and binding licenses and other rights to use all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in their businesses, each without payment, and neither First Bell Bancorp nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the rights of others. First Bell Bancorp and its Subsidiaries, has performed all the obligations required to be performed, and are not in default in any respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing.

         Section 3.25. Bank Owned Life Insurance.  First Bell Bancorp Disclosure
Schedule 3.09(c) sets forth a true, correct and complete description of all Bank Owned Life Insurance ("BOLI") owned by First Bell Bancorp or its Subsidiaries. The value of such BOLI as of the date hereof is fairly and accurately reflected on the First Bell Bancorp Financials in accordance with GAAP.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF NORTHWEST MHC,
                  NORTHWEST BANCORP AND NORTHWEST SAVINGS BANK

         No representation or warranty of Northwest MHC, Northwest Bancorp or Northwest Savings Bank contained in Article IV shall be deemed untrue or incorrect, and Northwest MHC, Northwest Bancorp and Northwest Savings Bank shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article IV has had or is reasonably expected to have a Material Adverse Effect on Northwest Bancorp; provided, however, that the foregoing standard shall not apply to representations and warranties contained in Sections 4.01, 4.02(a) and 4.03, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects.

         Subject to the standard set forth above, and except as set forth in the Northwest Bancorp Disclosure Schedules delivered by Northwest Bancorp to First Bell Bancorp on the date hereof, Northwest MHC, Northwest Bancorp and Northwest Savings Bank represent and warrant to First Bell Bancorp and Bell Federal Savings as follows:

         Section 4.01.  Organization.

         (a) Northwest MHC and Northwest Bancorp are corporations duly organized, validly existing and in good standing under the laws of the United States, and are duly registered as savings and loan holding companies under the HOLA. Each of Northwest MHC and Northwest Bancorp has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

         (b) Each Northwest Banking Subsidiary is a stock savings bank duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is wholly-owned by Northwest Bancorp. The deposits of Northwest Savings Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. As of the date hereof, no proceedings for the revocation of such deposit insurance are pending or, to the Knowledge of Northwest Bancorp or Northwest Savings Bank, threatened.

         (c) Northwest Savings Bank is a member in good standing of the FHLB of Pittsburgh and owns the requisite amount of stock therein.

         (d) Prior to the date of this Agreement, Northwest Bancorp has delivered to First Bell Bancorp true and correct copies of the charter and bylaws (or equivalent documents) of Northwest MHC, Northwest Bancorp, Northwest Savings Bank and Northwest Merger Subsidiary.

         (e) Northwest Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with its principal executive offices in Warren, Pennsylvania. Northwest Merger Subsidiary is a wholly-owned subsidiary of Northwest Bancorp.

         Section 4.02.  Authority; No Violation.

         (a) Northwest MHC, Northwest Bancorp, Northwest Savings Bank and Northwest Merger Subsidiary have full corporate power and authority to execute and deliver this Agreement and Northwest Bancorp, Northwest Savings Bank and Northwest Merger Subsidiary have full corporate power and authority to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Northwest MHC, Northwest Bancorp, Northwest Savings Bank and Northwest Merger Subsidiary and the completion by Northwest Bancorp, Northwest Savings Bank and Northwest Merger Subsidiary of the transactions contemplated hereby have been duly and validly approved by the Boards of Directors of Northwest MHC, Northwest Bancorp, Northwest Savings Bank and Northwest Merger Subsidiary. The Bank Merger Agreement has been duly and validly approved by the Board of Directors of Northwest Savings Bank and by Northwest Bancorp in its capacity as the sole stockholder of Northwest Savings Bank. Other than in connection with the liquidation of First Bell Bancorp following consummation of the Merger, no other corporate proceedings on the part of Northwest MHC, Northwest Bancorp, Northwest Savings Bank or Northwest Merger Subsidiary are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Northwest MHC, Northwest Bancorp, Northwest Savings Bank and Northwest Merger Subsidiary and assuming due authorization, execution and delivery of this Agreement by First Bell Bancorp and Bell Federal Savings, this Agreement constitutes the valid and binding obligation of Northwest MHC, Northwest Bancorp, Northwest Savings Bank and Northwest Merger Subsidiary, enforceable against Northwest MHC, Northwest Bancorp, Northwest Savings Bank and Northwest Merger Subsidiary in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to Northwest Savings Bank, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity.

         (b) (A) The execution and delivery of this Agreement and the Bank Merger Agreement by Northwest MHC, Northwest Bancorp, Northwest Savings Bank and Northwest Merger Subsidiary, as applicable, (B) subject to receipt of the Regulatory Approvals, the consummation of the transactions contemplated hereby, and (C) compliance by Northwest MHC, Northwest Bancorp, Northwest Savings Bank and Northwest Merger Subsidiary with any of the terms or provisions hereof, will not (i) conflict with or result in a breach of any provision of the charter or bylaws of Northwest MHC, Northwest Bancorp, or the articles of incorporation or bylaws of any Northwest Bancorp Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Northwest MHC, Northwest Bancorp or any Northwest Bancorp Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Northwest MHC, Northwest Bancorp or any Northwest Bancorp subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Northwest MHC, Northwest Bancorp or any Northwest Bancorp Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected.

         Section 4.03. Consents. Except for the receipt of the Regulatory Approvals and compliance with any conditions contained therein, the approval of this Agreement by the stockholders of First Bell Bancorp, the filing of the Proxy Statement and form of proxy with, and clearance of the same by, the SEC, the filing of a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL in connection with the Merger and the Company Merger, the filing of articles of combination with the OTS in connection with the Company Merger and the filing of articles of merger with the Pennsylvania Secretary of State pursuant to the PBCA in connection with the Bank Merger, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any other Person is necessary in connection with (a) the execution and delivery of this Agreement and the Bank Merger Agreement by Northwest MHC, Northwest Bancorp, Northwest Savings Bank and Northwest Merger Subsidiary, as applicable, and (b) the completion by Northwest Bancorp, Northwest Savings Bank and Northwest Merger Subsidiary of the transactions contemplated hereby. Northwest MHC, Northwest Bancorp and Northwest Savings Bank have no reason to believe that (i) any Regulatory Approvals will not be received or will be received with conditions of the type referred to in Section 6.02(d) or that would adversely impact the ability of Northwest Merger Subsidiary, Northwest Savings Bank and Northwest Bancorp to complete the transactions contemplated by this Agreement or (ii) any public body or authority, the consent or approval of which is not required or to which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

         Section 4.04. Financial Statements. Northwest Bancorp has made available to First Bell Bancorp the Northwest Bancorp Financials. The Northwest Bancorp Financials have been prepared in accordance with GAAP and (including the related notes where applicable) fairly present in each case the consolidated financial position, results of operations and cash flows of Northwest Bancorp and the Northwest Bancorp Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

         Section 4.05. Securities Documents. Northwest Bancorp has made available to First Bell Bancorp copies of its (i) annual reports on Form 10-K for the years ended June 30, 2002, 2001 and 2000, (ii) quarterly reports on Form 10-Q for the quarters ended September 30, 2002 and December 31, 2002 and (iii) proxy materials used in connection with its meetings of stockholders held in 2002, 2001 and 2000. Such reports and such proxy materials complied, at the time filed with the SEC, with the Securities Laws.

         Section 4.06.  Compliance With Applicable Law.

         (a) Each of Northwest MHC, Northwest Bancorp and each Northwest Bancorp Subsidiary is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, its conduct of business and its relationship with its employees, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices.

         (b) Each of Northwest MHC, Northwest Bancorp and each Northwest Bancorp Subsidiary has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best Knowledge of Northwest Bancorp, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement.

         (c) None of Northwest MHC, Northwest Bancorp or any Northwest Bancorp Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that Northwest MHC, Northwest Bancorp or any Northwest Bancorp Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization of Northwest MHC, Northwest Bancorp or any Northwest Bancorp Subsidiary; (iii) requiring or threatening to require Northwest MHC, Northwest Bancorp or any Northwest Bancorp Subsidiary, or indicating that Northwest MHC, Northwest Bancorp or any Northwest Bancorp Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit the operations of Northwest MHC, Northwest Bancorp or any Northwest Bancorp Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Northwest MHC, Northwest Bancorp or any Northwest Bancorp Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). None of Northwest MHC, Northwest Bancorp or any Northwest Bancorp Subsidiary has consented to or entered into any currently effective Regulatory Agreement. The most recent regulatory rating given to each Northwest Banking Subsidiary as to compliance with the CRA is satisfactory or better.

         Section 4.07. Financing. On the Merger Effective Date, Northwest Bancorp and Northwest Savings Bank together will have funds that are sufficient and available to meet their obligations under this Agreement. Northwest Bancorp and Northwest Savings Bank do not need to incur borrowings for the express purpose of funding all or part of the aggregate Merger

Consideration,  and Northwest  Bancorp and Northwest Savings Bank do not need to
raise   additional   capital  for  the  express  purpose  of  consummating   the
transactions contemplated by this Agreement.

         Section 4.08. Regulatory Approvals. Northwest MHC, Northwest Bancorp and Northwest Savings Bank are not aware of any reason that they cannot obtain the Regulatory Approvals, and none of Northwest MHC, Northwest Bancorp and Northwest Savings Bank has received any advice or information from any Regulatory Authority indicating that any such approval will be denied or are doubtful.

         Section 4.09. Tax Opinion. Northwest Bancorp and Northwest Savings Bank are not aware of any reason that they cannot obtain the tax opinion referenced in Section 6.02(h).

         Section 4.10. Legal Proceedings. None of Northwest MHC, Northwest Bancorp and Northwest Savings Bank is a party to any, and there are no pending or to the knowledge of Northwest MHC, Northwest Bancorp or Northwest Savings Bank, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature.

         Section 4.11 Ownership of First Bell Bancorp Common Stock. As of the date hereof, none of Northwest MHC, Northwest Bancorp or any Northwest Bancorp Subsidiary, or to the Knowledge of Northwest MHC, Northwest Bancorp or Northwest Savings Bank, any of its other Affiliates or associates (as such terms are defined under the Exchange Act), owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of First Bell Bancorp Common Stock which in the aggregate represent 5% or more of the outstanding First Bell Bancorp Common Stock.

                                    ARTICLE V
                            COVENANTS OF THE PARTIES

         Section 5.01.  Conduct of First Bell Bancorp's Business.

         (a) From the date of this Agreement to the Closing Date, First Bell Bancorp and Bell Federal Savings each will conduct its business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies, except as otherwise required or contemplated by this Agreement or with the written consent of Northwest Bancorp. First Bell Bancorp and Bell Federal Savings will use their reasonable good faith efforts, to (i) preserve their business organizations intact, (ii) maintain good relationships with employees, and (iii) preserve for themselves the goodwill of their customers and others with whom business relationships exist. From the date hereof to the Closing Date, except as otherwise consented to or approved by Northwest Bancorp in writing (which approval will not be unreasonably delayed or withheld) or as contemplated or required by this Agreement, First Bell Bancorp will not, and First Bell Bancorp will not permit Bell Federal Savings to:

                   (i) amend any provision of its certificate of incorporation, charter or other chartering documents or bylaws, impose, or suffer the imposition, on any share of stock held by First Bell Bancorp in Bell Federal Savings of any material lien, charge or encumbrance or permit any such lien to exist, or waive or release any material right or cancel or compromise any material debt or claim;

                   (ii) change the number of shares of its authorized capital stock or issue or grant any Right, option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock, or any securities convertible into shares of such capital stock, or split, combine or reclassify any shares of its capital stock, redeem or otherwise acquire any shares of such capital stock, or sell or issue any shares of capital stock (except, in each case, pursuant to and in connection with the exercise of First Bell Bancorp Options);

                   (iii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except that (i) First Bell Bancorp may continue to pay its regular quarterly cash dividend to stockholders of $0.15 per share, with record dates consistent with past practice; provided further, that if the Closing Date is more than forty-five (45) after the immediately preceding First Bell Bancorp Common Stock dividend record date, First Bell Bancorp may declare and pay to stockholders a final cash dividend per share at the quarterly rate of $0.15 per share, with the exact amount per share to be an amount that is prorated through the payment date (from the preceding payment date), and (ii) dividends may be paid by a wholly-owned Subsidiary to First Bell Bancorp or another wholly-owned Subsidiary of First Bell Bancorp;

                   (iv) grant or agree to pay any bonus, severance or termination to, or enter into, extend or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any employee, officer or director, except as provided in First Bell Bancorp Disclosure Schedule 5.01(a)(iv) and except (i) for normal increases in the ordinary course of business consistent with past practice (it being understood that aggregate salary increases of 4.5% or less, and, in the case of an individual, 4.5% or less of such individual's current annual compensation, shall be deemed an increase in the ordinary course of business consistent with past practice), and
(ii) as otherwise provided in Section 5.11 hereof;

                   (v) hire any person as an employee of First Bell Bancorp or any Subsidiary of First Bell Bancorp, except persons hired to fill any vacancies existing on or arising after the date hereof and whose employment is terminable at the will of First Bell Bancorp or a Subsidiary of First Bell Bancorp;

                   (vi) enter into, establish, adopt or amend (except as may be required by law to maintain the qualified status thereof or otherwise required by law, or, in the case of the Bell Federal Savings ESOP, as may be necessary to obtain the determination letter referred to in Section 5.11(d)), any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or

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

arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees, or former directors, officers or employees,; or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice;

                   (vii) except as otherwise provided in Section 5.06 of this Agreement, merge or consolidate with any other corporation; sell or lease all or any substantial portion of its assets or business; make any acquisition of all or any substantial portion of the business or assets of any other Person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between First Bell Bancorp, or Bell Federal Savings, and any other Person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

                   (viii) sell or otherwise dispose of the capital stock of Bell Federal Savings, or sell or otherwise dispose of any asset other than in the ordinary course of business consistent with past practice; subject any asset to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, the collections and/or processing of checks, drafts, notes, instruments or letters of credit, liens granted to the FHLB of Pittsburgh to secure advances to Bell Federal Savings from the FHLB of Pittsburgh, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any liability or indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

                   (ix) make any change in policies with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; or other material banking policies in any material respect except as may be required by changes in applicable law or regulations, or GAAP;

                   (x)  except as set  forth in First  Bell  Bancorp  Disclosure
Schedule 5.01(a)(x), acquire any new loan participation or loan servicing rights (other than in connection with the origination of loans in the ordinary course of business);

                   (xi) except for any commitments disclosed on the First Bell Bancorp Disclosure Schedule 5.01(a)(x): make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) in excess of $500,000; or increase, compromise, extend, renew or modify any existing loan or commitment outstanding in excess of $500,000; or make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) in any amount if thereafter the exposure to any one borrower or group of affiliated borrowers (including obligors under loan participations) in the aggregate would exceed $500,000;

                   (xii) except for automatically renewing leases, renew or extend any lease, or by any act, or omission to act, allow any lease to renew or be extended;

                   (xiii)  except as set forth in First Bell Bancorp  Disclosure
Schedule 5.01(a)(xiii), make any capital expenditures in excess of $25,000 individually or $50,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof;

                   (xiv) except for the execution of, and as otherwise provided for, contemplated in, or permitted by, this Agreement, the Schedules, and the Exhibits hereto, take any action that would give rise to a right of payment to any individual under any employment agreement, or take any action that would give rise to a right of payment to any individual under any Compensation and Benefit Plan except as required by the terms of any such agreement or Compensation and Benefit Plan and other than as a result of payments on the loan to the Bell Federal Savings ESOP;

                   (xv) purchase any security for its investment portfolio not rated "A" or higher by Standard & Poor's Corporation or "A2" or higher by Moody's Investor Services, Inc.;

                   (xvi) engage in any new loan transaction with an officer or director;

                   (xvii) change the pricing strategies of Bell Federal Savings with respect to its deposit or loan accounts other than in the ordinary course of business consistent with past practice;

                   (xviii) enter into any agreement, arrangement or commitment not made in the ordinary course of business;

                   (xix) change its method of accounting in effect prior to the Merger Effective Date, except as required by changes in laws or regulations, by Regulatory Authorities having jurisdiction over First Bell Bancorp or Bell Federal Savings, or by GAAP concurred in by First Bell Bancorp's independent certified public accountants;

                   (xx) enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                   (xxi) invest in "high risk" mortgage derivative investments as defined by the Federal Financial Institutions Examination Council;

                   (xxii) discharge or satisfy any lien or encumbrance or pay any material obligation or liability (absolute or contingent) other than at scheduled maturity or in the ordinary course of business;

                   (xxiii) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

                   (xxiv) take any action that would result in any of the representations or warranties of First Bell Bancorp or Bell Federal Savings contained in this Agreement not to be true and correct in any material respect as of any date after the date hereof or in any of the conditions set forth in
Article VI hereof not being satisfied, except in each case as may be required by applicable law;

                   (xxv) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon indicating that there is no apparent violation of or liability under the Environmental Laws, provided, however, that it shall not be required to obtain such a report with respect to one- to four-family, non-agricultural residential property of five (5) acres or less to be foreclosed upon unless it has reason to believe that such property might be in violation of or require remediation under Environmental Laws;

                   (xxvi) except in the ordinary course of business consistent with past practice and involving an amount not in excess of $50,000, settle any claim, action or proceeding; provided that no settlement shall be made if it involves a precedent for other similar claims, which in the aggregate, could be material to First Bell Bancorp and Bell Federal Savings, taken as a whole; or

                   (xxvii) agree to do any of the foregoing.

         Except as otherwise set forth above in this Section 5.01, for purposes of this Section 5.01, unless provided for in a business plan, budget or similar document delivered to Northwest Bancorp prior to the date of this Agreement, it shall not be considered in the ordinary course of business for First Bell Bancorp or Bell Federal Savings to do any of the following: (i) make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $200,000, other than (w) pledges of, or liens on, assets to secure government deposits, advances made to Bell Federal Savings by the FHLB of Pittsburgh, the payment of taxes, assessments, or similar charges which are not yet due and payable, the payment of deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts consistent with past practices, or the collection and/or processing of checks, drafts or letters of credit consistent with customary banking practices, or to exercise trust powers, (x) sales of assets received in satisfaction of debts previously contracted in the ordinary course of banking business, or (y) issuance of loans, sales of previously purchased government guaranteed loans, or transactions in the investment securities portfolio by First Bell Bancorp or a Bell Federal Savings or repurchase agreements made, in each case, in the ordinary course of banking business; or (ii) undertake or enter any lease, contract or other commitment for its account, other than in the ordinary course of providing credit to customers as part of its banking business, involving a payment by First Bell Bancorp or Bell Federal Savings of more than $50,000 annually, or containing a material financial commitment and extending beyond twelve (12) months from the date hereof.

         Section 5.02.  Access; Confidentiality.

         (a) Each of First Bell Bancorp and Bell Federal Savings shall permit Northwest Bancorp and its representatives reasonable access to its properties, and shall disclose and make available to them all books, papers and records relating to the assets, properties, operations, obligations and liabilities of First Bell Bancorp and Bell Federal Savings, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) (other than minutes of any confidential discussion of this Agreement and the transactions contemplated hereby), and stockholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Northwest Bancorp may have a reasonable interest (provided that First Bell Bancorp shall not be required to provide access to any information that would violate its, or Bell Federal Savings', attorney-client privilege or would violate applicable laws or regulations). First Bell Bancorp and Bell Federal Savings shall make their respective officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with Northwest Bancorp and its representatives. In addition, from the date of this Agreement through the Closing Date, First Bell Bancorp and Bell Federal Savings shall permit employees of Northwest Bancorp reasonable access to information relating to problem loans, loan restructurings and loan workouts of First Bell Bancorp and Bell Federal Savings. The parties will hold all such information delivered in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement and applicable laws and regulations.

         (b) Northwest Bancorp agrees to conduct such investigations and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of First Bell Bancorp and Bell Federal Savings.

         Section 5.03.  Regulatory Matters and Consents.

         (a) Northwest MHC, Northwest Bancorp and Northwest Savings Bank will prepare all Applications, make all filings, and pay all filing fees for all Regulatory Approvals necessary or advisable to consummate the transactions contemplated by this Agreement; and Northwest MHC, Northwest Bancorp and Northwest Savings Bank will and use their best efforts to obtain as promptly as practicable after the date hereof, all Regulatory Approvals necessary or advisable to consummate the transactions contemplated by this Agreement. The information supplied, or to be supplied, by Northwest MHC, Northwest Bancorp or Northwest Savings Bank for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects. The initial Applications shall be prepared and filed by Northwest MHC, Northwest Bancorp and Northwest Savings Bank as applicable, within forty (40) days after the date hereof.

         (b) First Bell Bancorp will furnish Northwest Bancorp with all information concerning First Bell Bancorp and Bell Federal Savings as may be necessary or advisable in connection with any Application or filing made by or on behalf of Northwest Bancorp to any

Regulatory Authority in connection with the transactions contemplated by this Agreement. The information supplied, or to be supplied, by First Bell Bancorp for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material respects.

         (c) Northwest Bancorp and First Bell Bancorp will promptly furnish each other with copies of all material written communications to, or received by them from any Regulatory Authority, and notice of material oral communications with the Regulatory Authorities, in respect of the transactions contemplated hereby.

         (d) The parties hereto agree that they will consult with each other with respect to the obtaining of all Regulatory Approvals and other necessary permits, consents, approvals and authorizations of Regulatory Authorities. Northwest Bancorp will furnish First Bell Bancorp with (i) copies of all Applications prior to filing with any Regulatory Authority and provide First Bell Bancorp a reasonable opportunity to provide changes to such Applications,
(ii) copies of all Applications filed by Northwest Bancorp and (iii) copies of all Regulatory Reports filed by Northwest Bancorp after the date hereof.

         (e) First Bell Bancorp and Bell Federal Savings, and Northwest Bancorp, will cooperate with each other in the foregoing matters and will furnish the responsible party with all information concerning it as may be necessary or advisable in connection with any Application or filing (including the Proxy Statement and any report filed with the SEC) made by or on behalf of Northwest Bancorp or First Bell Bancorp to any Regulatory Authority in connection with the transactions contemplated by this Agreement, and such information will be accurate and complete in all material respects.

         Section 5.04.  Taking of Necessary Action.

         (a) Subject to the terms and conditions of this Agreement, Northwest MHC, Northwest Bancorp and First Bell Bancorp shall each use its reasonable best efforts in good faith, and each of them shall cause its Subsidiaries to use their reasonable best efforts in good faith, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws so as to permit consummation of the Merger and the other transactions contemplated hereby as soon as practicable after the date hereof, and otherwise to enable consummation of such transactions, including the satisfaction of the conditions set forth in Article VI hereof, and shall cooperate fully with the other parties hereto to that end. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Merger and the other transactions contemplated hereby pursuant to this Agreement; provided that nothing herein contained shall preclude a party to this Agreement from exercising its rights under this Agreement.

         (b) First Bell Bancorp shall prepare, subject to the review and consent by Northwest Bancorp with respect to matters relating to Northwest Bancorp and the transactions contemplated by this Agreement, a Proxy Statement to be filed by First Bell Bancorp with the SEC and to be mailed to the stockholders of First Bell Bancorp in connection with the meeting of its stockholders to consider the adoption of this Agreement, which Proxy Statement shall conform to all applicable legal requirements and be filed in preliminary form within forty (40) days after the date hereof. The parties shall cooperate with each other with respect to the preparation of the Proxy Statement and shall use their reasonable best efforts to have the Proxy Statement mailed to stockholders as promptly as practicable after such filing. First Bell Bancorp will promptly advise Northwest Bancorp of the time when the Proxy Statement has been filed and mailed, or of any comments from the SEC or any request by the SEC for additional information. The information to be supplied by Northwest Bancorp for inclusion in the Proxy Statement will not, at the time the Proxy Statement is mailed to First Bell Bancorp stockholders and the date of the meeting of stockholders of First Bell Bancorp to which such Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading.

         Section 5.05. Certain Agreements.

         (a) From and after the Merger  Effective  Date,  Northwest  Bancorp and
Northwest Savings Bank, jointly and severally shall to the fullest extent permitted under applicable law, agree to indemnify, defend and hold harmless each present and former director and/or officer of First Bell Bancorp or a First Bell Bancorp Subsidiary as of the Merger Effective Date (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities, judgments or amounts paid in settlement (with the approval of Northwest Bancorp, which approval shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation arising out of matters existing or occurring at or prior to the Merger Effective Date (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on, or arising in whole or in part out of, (i) the fact that he or she was a director or officer of First Bell Bancorp or a Subsidiary of First Bell Bancorp or is or was serving at the request of First Bell Bancorp or a Subsidiary of First Bell Bancorp as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including services with respect to an employee benefit plan, and
(ii) matters related to the negotiation, execution and performance of this Agreement or any of the transactions contemplated hereby, regardless of whether such Claim is asserted or claimed prior to, at or after the Merger Effective Date, to the fullest extent to which such Indemnified Parties are entitled under the DGCL, First Bell Bancorp's certificate of incorporation and bylaws, the equivalent documents of any First Bell Bancorp Subsidiary or other applicable law as in effect on the date hereof (and Northwest Bancorp shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the extent permissible to a Delaware corporation under the DGCL and First Bell Bancorp's certificate of incorporation and bylaws as in effect on the date hereof; provided, that the Indemnified Party to whom expenses are advanced provides an undertaking to repay such expenses if it is ultimately determined that such Indemnified Party is not entitled to indemnification). All rights to indemnification in respect of a Claim shall continue until the final disposition of such Claim. No indemnification shall be required under this
Section 5.05(a) if prohibited by applicable law. Without limiting the foregoing, Northwest Bancorp and Northwest Savings Bank also agree that limitations on liability existing in favor of the Indemnified Parties in the certificate of incorporation or bylaws of First Bell Bancorp or the equivalent documents of a First Bell Bancorp Subsidiary as in effect on the date hereof with respect to matters occurring prior to the Merger Effective Date shall survive the Mergers and shall continue in full force and effect after the Merger Effective Date.

         (b) Any  Indemnified  Party  wishing  to  claim  indemnification  under
Section 5.05(a), upon learning of any Claim, shall promptly notify Northwest Bancorp, but the failure to so notify shall not relieve Northwest Bancorp of any liability it may have to such Indemnified Party except to the extent that such failure materially prejudices Northwest Bancorp. In the event of any Claim, Northwest Bancorp shall have the right to assume the defense thereof (with counsel reasonably satisfactory to the Indemnified Party) and shall not be liable to such Indemnified Party for any legal expenses of other legal counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, except that, if Northwest Bancorp elects not to assume such defense or counsel for the Indemnified Party advises that there are issues which raise conflicts of interest between Northwest Bancorp and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to him or her, and Northwest Bancorp shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received, provided that (1) Northwest Bancorp shall be obligated pursuant to this Section 5.05(b) to pay for only one firm of counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same allegations or circumstances, (2) the Indemnified Party will cooperate in the defense of any such Claim and (3) Northwest Bancorp shall not be liable for any settlement effected without its prior written consent (which consent shall not unreasonably be withheld).

         (c) Northwest Bancorp shall maintain in effect for six (6) years from the Merger Effective Date, the current directors' and officers' liability insurance policy maintained by First Bell Bancorp (provided that Northwest Bancorp may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring at or prior to the Merger Effective Date, provided that in no event shall Northwest Bancorp be required to spend for any one year an amount in excess of 175% of the annual premium currently paid by First Bell Bancorp for such insurance (the "Insurance Amount"). In the event that Northwest Bancorp is unable to maintain or obtain the insurance called for by this Section 5.05(c) as a result of the previous sentence, Northwest Bancorp shall use its reasonable best efforts to maintain or obtain the most advantageous coverage as is available for the Insurance Amount. In connection with the foregoing, First Bell Bancorp agrees to provide such insurer or substitute insurer with such representations as such insurer may reasonably request with respect to the reporting of any prior claims. Northwest Bancorp agrees to provide to First Bell Bancorp legally binding evidence of the foregoing insurance not less than two
(2) Business Days prior to the Closing Date.

         (d) In the event Northwest Bancorp, Northwest Savings Bank or any of its respective successors or assigns (1) consolidates with or merges into any other Person and shall not continue or survive such consolidation or merger, or
(2) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Northwest Bancorp or Northwest Savings Bank, as applicable, assume the obligations set forth in this Section 5.05.

         (e) The provisions of this Section 5.05 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         Section 5.06. No Other Bids and Related Matters. From and after the date hereof until the termination of this Agreement, neither First Bell Bancorp, nor Bell Federal Savings will, nor will they permit any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by First Bell Bancorp or Bell Federal Savings) to, directly or indirectly, initiate, solicit or encourage (including by way of furnishing non-public information or assistance), or facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other representatives to take any such action, and First Bell Bancorp shall notify Northwest Bancorp orally (within one Business Day) and in writing (as promptly as practicable but no later than three Business Days) of all of the relevant details relating to all inquiries and proposals that it or Bell Federal Savings or any such officer, director employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters and provide Northwest Bancorp a copy of all written communication between First Bell Bancorp and the third party, provided, however, that nothing contained in this Section 5.06 shall prohibit the Board of Directors of First Bell Bancorp from (i) furnishing information to, or entering into discussions or negotiations with any Person that makes an unsolicited written, bona fide proposal, to acquire First Bell Bancorp or Bell Federal Savings pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that, (A) the Board of Directors of First Bell Bancorp is advised in writing by its independent financial advisor that such proposal may be superior to the Merger from a financial point-of-view to First Bell Bancorp's stockholders, (B) the Board of Directors of First Bell Bancorp, after consultation with and based upon the advice of independent legal counsel, determines in good faith that failure to take such action could reasonably be expected to constitute a breach of such directors' fiduciary duties under applicable law (any proposal that satisfies (A) and (B) being referred to herein as a "Superior Proposal"), (C) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, First Bell Bancorp (x) provides reasonable notice to Northwest Bancorp to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity (identifying such person or entity) and
(y) receives from such person or entity an executed confidentiality agreement substantially identical in all material respects to the Confidentiality Agreement, and (D) the First Bell Bancorp meeting of stockholders convened to approve this Agreement has not occurred, (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, or
(iii) prior to the meeting of stockholders of First Bell Bancorp convened to approve this Agreement, failing to make or withdrawing or modifying its recommendation to stockholders, if the Board of Directors of First Bell Bancorp determines after consultation with and based upon the advice of independent legal counsel, that failure to take such action could reasonably be expected to constitute a breach of such directors' fiduciary duties under applicable law. For purposes of this Agreement, "Acquisition Proposal" shall mean any of the following (other than the transactions contemplated hereunder) involving First Bell

Bancorp or any of its Subsidiaries: (i) any offer or proposal for, or any indication of interest in, any merger, consolidation, share exchange, recapitalization, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of First Bell Bancorp, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of First Bell Bancorp or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         Section 5.07. Duty to Advise; Duty to Update First Bell Bancorp's Disclosure Schedules. First Bell Bancorp shall promptly advise Northwest Bancorp in writing of any change or event having a Material Adverse Effect on it or on Bell Federal Savings or that it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. First Bell Bancorp shall update First Bell Bancorp's Disclosure Schedules as promptly as practicable after the occurrence of an event or fact that, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the First Bell Bancorp Disclosure Schedules. The delivery of such updated Schedule shall not relieve First Bell Bancorp from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Section 6.02(c) hereof.

         Section 5.08. Conduct of Business of Northwest MHC, Northwest Bancorp and Northwest Savings Bank. From the date of this Agreement to the Closing Date, Northwest MHC, Northwest Bancorp and Northwest Savings Bank each will use its reasonable good faith efforts to (x) preserve its business organizations intact,
(y) maintain good relationships with its employees, and (z) preserve for itself the goodwill of its customers. From the date of this Agreement to the Merger Effective Date, none of Northwest MHC, Northwest Bancorp, Northwest Savings Bank and Northwest Merger Subsidiary will (i) amend its charter or bylaws or equivalent documents in any manner inconsistent with the prompt and timely consummation of the transactions contemplated by this Agreement; (ii) take any action that would result in any of the representations and warranties of Northwest MHC, Northwest Bancorp or Northwest Savings Bank set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law; (iii) take any action which would or is reasonably likely to adversely effect or materially delay the receipt of the Regulatory Approvals or other necessary approvals; (iv) take action which would or is reasonably likely to materially and adversely affect Northwest MHC's, Northwest Bancorp's, Northwest Savings Bank's or Northwest Merger Subsidiary's ability to perform its covenants and agreements under this Agreement; (v) take any action that would result in any of the conditions to the Merger not being satisfied, including without limitation the condition set forth at Section 6.02(h); or (vi) agree to do any of the foregoing.

         Section 5.09. Board and Committee Minutes. First Bell Bancorp and Bell Federal Savings shall each provide to Northwest Bancorp, within thirty (30) days after any meeting of their respective Board of Directors, or any committee thereof, or any senior management committee, a copy of the minutes of such meeting, except for information relating to the transactions contemplated by this Agreement and deemed confidential by the Board of Directors (including without limitation matters relating to (i) merger negotiations, (ii) Section 5.06 or (iii) discussions of possible breaches of this Agreement by Northwest MHC, Northwest Bancorp and Northwest Savings Bank) or subject to the attorney-client privilege, except that with respect to any meeting held within thirty (30) days of the Closing Date, such minutes shall be provided to each party prior to the Closing Date.

         Section 5.10. Undertakings by First Bell Bancorp and Northwest Bancorp.

         (a)   From and after the date of this Agreement:

                   (i) Outside Service Bureau Contracts. If requested to do so by Northwest Bancorp, First Bell Bancorp shall use its reasonable best efforts to obtain an extension of any contract with an outside service bureau or other vendor of services to First Bell Bancorp, on terms and conditions mutually acceptable to First Bell Bancorp and Northwest Bancorp;

                   (ii) List of Nonperforming Assets. First Bell Bancorp shall provide Northwest Bancorp, within fifteen (15) days of the end of each calendar month, a written list of nonperforming assets (the term "nonperforming assets," for purposes of this Section 5.10(a)(ii), means (i) loans that are "troubled debt restructurings" as defined in Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring,"
(ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due as of the end of such month and (iv) impaired loans;

                   (iii) Reserves and Merger Related Costs. On or before the Merger Effective Date, and at the request of Northwest Bancorp, First Bell
Bancorp shall establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of First Bell Bancorp to those of Northwest Bancorp (as such practices and methods are to be applied to First Bell Bancorp from and after the Merger Effective Date) and Northwest Bancorp's plans with respect to the conduct of the business of First Bell Bancorp following the Merger Effective Date and otherwise to reflect Merger related expenses and costs incurred by First Bell Bancorp; provided, however, that First Bell Bancorp shall not be required to take any such action unless Northwest Bancorp agrees in writing that all conditions to closing set forth in Section 6.02 have been satisfied or waived (except for the expiration of any applicable waiting periods); prior to the delivery by Northwest Bancorp of the writing referred to in the preceding clause, First Bell Bancorp shall provide Northwest Bancorp a written statement, certified without personal liability by the chief executive officer of First Bell Bancorp and dated the date of such writing, that the representation made in Section 3.15 hereof is true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by First Bell Bancorp or Bell Federal Savings pursuant to this Section 5.10(a)(iii), or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or the occurrence of a Material Adverse Effect with respect to First Bell Bancorp or Bell Federal Savings or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 7.01(b) hereof. No action shall be required to be taken by

First Bell Bancorp pursuant to this Section 5.10(a)(iii) if it would contravene applicable law or regulation or, in the opinion of First Bell Bancorp's independent auditors, GAAP;

                   (iv) Stockholders' Meeting. Subject to the terms and conditions of this Agreement, First Bell Bancorp shall submit this Agreement to its stockholders for approval at a meeting to be held as soon as practicable, and, subject to the next sentence, its Board of Directors shall recommend approval of this Agreement to the First Bell Bancorp stockholders. The Board of Directors of First Bell Bancorp may fail to make such a recommendation, or withdraw, modify or change any such recommendation if such Board of Directors, after having consulted with and considered the advice of outside counsel to First Bell Bancorp, has determined that the making of such recommendation, or the failure so to withdraw, modify or change such recommendation, could reasonably be deemed to constitute a breach of the fiduciary duties of such directors under Delaware law, provided that Section 5.06 shall govern the withdrawal, modification or change of such recommendation in the circumstances described therein. First Bell Bancorp shall take all steps necessary in order to hold a meeting of stockholders for the purpose of approving this Agreement within three (3) months of the date of this Agreement, or as soon thereafter as is practicable. The Proxy Statement will not, at the time it is mailed to First Bell Bancorp stockholders and up to and including the date of the meeting of stockholders of First Bell Bancorp to which the Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading; except that First Bell Bancorp assumes no responsibility for any statement of a material fact, or failure to state a material fact necessary in order to make the statements therein not misleading, concerning Northwest MHC, Northwest Bancorp or Northwest Savings Bank that is included in the Proxy Statement and that is provided in writing by Northwest Bancorp. First Bell Bancorp shall retain a proxy solicitor in connection with the solicitation of stockholder approval of this Agreement.

         (b) From and after the date of this Agreement, Northwest Bancorp and First Bell Bancorp shall each:

                   (i) Public Announcements. Cooperate and cause their respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form and substance of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation communications to stockholders, internal announcements and customer disclosures, but nothing contained herein shall prohibit any party from making any disclosure that its counsel deems necessary, provided that the disclosing party notifies the other party reasonably in advance of the timing and contents of such disclosure;

                   (ii) Systems  Conversions.  First Bell Bancorp and  Northwest
Bancorp shall meet on a regular basis to discuss and plan for the conversion of Bell Federal Savings and First Bell Bancorp's data processing and related electronic informational systems to those used by Northwest Savings Bank and Northwest Bancorp, which planning shall include, but not be limited to, discussion of the possible termination by First Bell Bancorp of third-party service provider arrangements effective at the Merger Effective Date or at a date thereafter, non-renewal of personal property leases and software licenses used by First Bell Bancorp in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that First Bell Bancorp shall not be obligated to take any such action prior to the Merger Effective Date and, no conversion shall take place prior to the Merger Effective Date. In the event that First Bell Bancorp takes, at the request of Northwest Bancorp, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees or charges or the incurrence of expenses by First Bell Bancorp, Northwest Bancorp shall indemnify First Bell Bancorp for any such fees, charges, and expenses, as well as the costs of reversing the conversion process, if the Merger is not consummated for any reason other than a breach of this Agreement by First Bell Bancorp, or a termination of this Agreement under Section 7.01(c)(iv) or (d)(iii);

                   (iii) Maintenance of Insurance. Maintain, and cause their respective Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

                   (iv) Maintenance of Books and Records. Maintain, and cause their respective Subsidiaries to maintain, books of account and records in accordance with GAAP applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered;

                   (v) Delivery of Securities Documents. Deliver to the other, copies of all Securities Documents and Regulatory Reports within one (1) Business Day of the filing thereof; and

                   (vi) Taxes. File all federal, state, and local tax returns required to be filed by them or their respective Subsidiaries on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due, except those being contested in good faith.

         Section 5.11. Employee and Termination Benefits; Directors and Management.

         (a) Employee Benefits. As of or after the Merger Effective Date, and at Northwest Bancorp's election and subject to the requirements of applicable laws and regulations, the Compensation and Benefit Plans may continue to be maintained separately, consolidated, or terminated in accordance with their terms. Following the Merger Effective Date, Northwest Bancorp and its Subsidiaries shall honor and perform in accordance with their terms all benefit obligations to, and contractual rights of, current and former employees and directors of First Bell Bancorp and its Subsidiaries existing as of the Merger Effective Date, under any Compensation and Benefit Plan that has not been terminated and fully distributed as of the Merger Effective Date and which has been disclosed to Northwest Bancorp on First Bell Bancorp Disclosure Schedule 3.12(a), except as otherwise provided by the Termination and Release Agreements referred to in Section 5.11(e). If requested by Northwest Bancorp in writing not later than ten (10) days before the Merger Effective Date and provided that
Northwest Bancorp has indicated in writing that the conditions to its obligations set forth in Section 6.02 hereof have been satisfied or waived, First Bell Bancorp shall take such steps within its power to effectuate a termination of any Compensation and Benefit Plan as of the Merger Effective Date, provided that the Compensation and Benefit Plan can be terminated in accordance with its terms within such period. In the event of a consolidation of any or all of such plans or in the event of termination of any Compensation and Benefit Plan, employees of First Bell Bancorp or Bell Federal Savings who continue as employees of Northwest Bancorp or Northwest Savings Bank after the Merger Effective Date ("Continuing Employee(s)") shall be eligible to participate in any Northwest Savings Bank employee plan of similar character immediately upon such consolidation or as of the first entry date coincident with or immediately following such termination. Continuing Employees shall receive credit for service with First Bell Bancorp or Bell Federal Savings for purposes of determining eligibility and vesting (but not for purposes of accruing or computing benefits under any defined benefit plan) under (i) any similar existing Northwest Bancorp benefit plan except that Continuing Employees shall be treated as new employees under the Northwest Savings Bank Employee Stock Ownership Plan and Northwest Savings Bank's annual holiday bonus program, or (ii) any new Northwest Bancorp benefit plan in which Continuing Employees or their dependents would be eligible to enroll, subject to any pre-existing conditions or other exclusions to which such person were subject under the Compensation and Benefit Plans. Such service shall also apply for purposes of satisfying any waiting periods, actively-at-work requirements and evidence of insurability requirements. Continuing Employees shall have no rights in Northwest Savings Bank's terminated post-retirement health benefit plan.

         (b) In the event of the termination of any First Bell Bancorp or Bell Federal Savings health, disability or life insurance plan, or the consolidation of any First Bell Bancorp or Bell Federal Savings health, disability or life insurance plan with any Northwest Bancorp or Northwest Savings Bank health, disability or life insurance plan, Northwest Bancorp shall as soon as practicable make available to Continuing Employees and their dependents employer-provided health, disability or life insurance coverage on the same basis as it provides such coverage to employees of Northwest Bancorp or Northwest Savings Bank. Unless a Continuing Employee affirmatively terminates coverage under a First Bell Bancorp or Bell Federal Savings health, disability or life insurance plan prior to the time that such Continuing Employee becomes eligible to participate in the Northwest Bancorp or Northwest Savings Bank health, disability or life insurance plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the First Bell Bancorp or Bell Federal Savings health, disability or life insurance plans prior to the time such Continuing Employees and their dependents become eligible to participate in such plans, programs and benefits common to all employees of Northwest Bancorp or Northwest Savings Bank and their dependents. Terminated First Bell Bancorp and Bell Federal Savings employees and qualified beneficiaries will have the right to continue coverage under group health plans of Northwest Bancorp and/or Northwest Bancorp Subsidiaries in accordance with Code Section 4980B(f). Continuing Employees who become covered under a Northwest Bancorp or Northwest Savings Bank health plan shall be required to satisfy the deductible limitations of the Northwest Bancorp or Northwest Savings Bank health plan for the plan year in which the coverage commences, with offset for deductibles paid under the First Bell Bancorp or Bell

Federal Savings health plan, but only to the extent that either the Continuing Employee or Bell Federal Savings provides substantiation in a form reasonably satisfactory to Northwest Bancorp that the dollar amount of such deductible has been paid by such Continuing Employee. In the event of any termination of any First Bell Bancorp or Bell Federal Savings health plan, or consolidation of any First Bell Bancorp or Bell Federal Savings health plan with any health plan of Northwest Bancorp and/or Northwest Bancorp Subsidiaries, the Health Insurance Portability Accountability Act of 1996 ("HIPAA") will govern any coverage limitations due to pre-existing conditions.

         (c) Bell Federal Savings shall cause contributions under the Bell Federal Savings 401(k) plan to be frozen, effective on or before the Merger Effective Date. Continuing Employees shall be eligible to participate in the Northwest Savings Bank 401(k) Plan as of the first entry date coincident with or following the Merger Effective Date. Following the Merger Effective Date, Northwest Savings Bank shall take all action necessary to cause the Bell Federal Savings 401(k) Plan to be merged into the Northwest Savings Bank 401(k) Plan, in accordance with applicable tax laws.

         (d) The Bell Federal Savings ESOP shall be terminated as of the Merger Effective Date, all outstanding Bell Federal Savings ESOP indebtedness shall be repaid from the proceeds of the Merger Consideration for the unallocated shares of First Bell Bancorp Common Stock, and the remaining balance shall be allocated to Bell Federal Savings employees, in accordance with the Bell Federal Savings ESOP, and applicable laws and regulations as soon as practicable after the later of (i) the Merger Effective Date and (ii) the receipt of a favorable determination letter for termination of the Bell Federal Savings ESOP from the IRS. In connection with the termination of the Bell Federal Savings ESOP, Bell Federal Savings shall promptly apply to the IRS for a favorable determination letter on the tax-qualified status of the Bell Federal Savings ESOP on termination and any amendments made to the Bell Federal Savings ESOP in connection with its termination or otherwise, if such amendments have not previously received a favorable determination letter from the IRS with respect to their qualification under Code Section 401(a). Any and all distributions from the Bell Federal Savings ESOP after its termination shall be made consistent with the aforementioned determination letter. Prior to the Merger Effective Date, First Bell Bancorp and Bell Federal Savings shall make contributions to, and payments on the loan of, the Bell Federal Savings ESOP consistent with past practices on regularly scheduled payment dates.

         (e) Concurrently with the execution of this Agreement by the parties hereto, (i) each of Albert H. Eckert, II and Jeffrey M. Hinds and First Bell Bancorp and Bell Federal Savings shall enter into a Termination and Release Agreement substantially in the form of Exhibit D hereto and (ii) each of Messrs. Eckert and Hinds and Northwest Bancorp shall enter into a Noncompetition Agreement substantially in the form of Exhibit E hereto.

         (f) After the Merger Effective Date, any former employee of First Bell Bancorp or Bell Federal Savings whose employment is actually terminated by Northwest Bancorp within six (6) months of the Merger Effective Date, other than the employees receiving severance benefits pursuant to existing employment agreements, change in control agreements or severance agreements, shall receive, upon termination of employment, a payment from Northwest Savings Bank in an amount equal to two (2) weeks salary for each year of service with First Bell Bancorp or Bell Federal Savings, with a minimum of four (4) weeks of salary and a maximum of twenty-six (26) weeks of salary, as well as health benefit coverage substantially similar to the coverage received by such person immediately prior to termination of employment in accordance with

Code Section 4980B(f). Northwest Savings Bank shall provide out-placement services to terminated employees of First Bell Bancorp and Bell Federal Savings consistent with past practices of Northwest Bancorp and Northwest Savings Bank.

         (g) Each  person  who  serves on the Board of  Directors  of First Bell
Bancorp or Bell Federal Savings both on the date of this Agreement and immediately prior to the Merger Effective Date shall be offered a position as an advisory director on Northwest Savings Bank's Allegheny County Advisory Board immediately following the Merger Effective Date. For service on such advisory board for the first year following the Merger Effective Date, the former directors of First Bell Bancorp or Bell Federal Savings shall each receive $1,250 per month (which is equal to the annual rate paid to such directors by First Bell Bancorp and Bell Federal Savings as of the date of this Agreement). After one year, fees paid to former directors of First Bell Bancorp or Bell
Federal Savings shall be modified to conform to Northwest Savings Bank's advisory board fee schedule.

         (h) Prior to the Merger Effective Date, First Bell Bancorp shall take all actions necessary to terminate the First Bell Bancorp Stock Option Plan and Bell Federal Savings Restricted Stock Plan, effective as of the Merger Effective Date.

         (i) First Bell Bancorp Disclosure Schedule 3.18 sets forth the accrued but unpaid vacation pay for employees of First Bell Bancorp and Bell Federal Savings as of February 28, 2003. Upon Northwest Savings Bank's actual termination prior to December 31, 2003 of any Bell Federal Savings employee identified in Schedule 3.18 for whom vacation pay was accrued and expensed based on employment in or before 2002 with Bell Federal Savings or for whom vacation pay was accrued during 2003 prior to the Merger Effective Date, such employee shall be entitled to payment of any such accrued and expensed vacation pay. Any Continuing Employee will be entitled to any such unused vacation during 2003, provided, however if such Continuing Employee does not use such accrued vacation on or prior to December 31, 2003, such accrued but unused vacation pay shall be paid to such Continuing Employee as of December 31, 2003.

         Section 5.12. Duty to Advise; Duty to Update Northwest Bancorp's Disclosure Schedules. Northwest Bancorp shall promptly advise First Bell Bancorp of any change or event having a Material Adverse Effect on it or on any Northwest Bancorp Subsidiary or that it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Northwest Bancorp shall update the Northwest Bancorp Disclosure Schedules as promptly as practicable after the occurrence of an event or fact that, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Northwest Bancorp Disclosure Schedule. The delivery of such updated Schedules shall not relieve Northwest Bancorp from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Section 6.01(c) hereof.

         Section 5.13.  Bank and Related Merger Transactions.

         (a) As soon as practicable following the Merger Effective Date, Northwest Bancorp shall, and it shall cause First Bell Bancorp (as the Surviving Corporation in the Merger) to, effect the Company Merger by executing a merger agreement and filing a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL, and articles of combination with the OTS. The Company Merger shall become effective at the time specified in the certificate of merger and articles of combination. As a result of the Company Merger, the separate corporate existence of First Bell Bancorp shall cease and Northwest Bancorp shall be the surviving corporation and continue its corporate existence under the laws of the United States.

         (b) As soon as practicable after consummation of the Merger, Northwest Savings Bank and Bell Federal Savings shall take all actions necessary and appropriate, including entering into the Bank Merger Agreement, to cause Bell Federal Savings to effect the Bank Merger in accordance with applicable laws and regulations and the terms of the Bank Merger Agreement. As a result of the Bank Merger, the separate corporate existence of Bell Federal Savings shall cease and Northwest Savings Bank shall be the surviving corporation and continue its corporate existence under the laws of the Commonwealth of Pennsylvania.

         Section 5.14. Northwest MHC. Northwest MHC agrees to cause Northwest Bancorp, its majority-owned subsidiary, to perform its obligations hereunder, and Northwest MHC and Northwest Bancorp shall be jointly and severally obligated and liable for all of the agreements and obligations of Northwest Bancorp hereunder. The parties hereto acknowledge and agree that First Bell Bancorp and Bell Federal Savings, as well as any party seeking to enforce rights under
Section 5.05 or Sections 5.11(e), (f) or (g) hereof, may pursue Northwest MHC for the payment or enforcement of any obligation or liability of Northwest Bancorp hereunder or thereunder without pursuing or exhausting remedies against Northwest Bancorp or Northwest Savings Bank or prior notification to either of the same and without regard to any regulatory restrictions which are applicable to Northwest Bancorp or Northwest Savings Bank but not to Northwest MHC.

                                   ARTICLE VI
                                   CONDITIONS

         Section 6.01. Conditions to First Bell Bancorp's Obligations under this Agreement. The obligations of First Bell Bancorp and Bell Federal Savings to consummate the Merger and the Bank Merger hereunder shall be subject to satisfaction as of or prior to the Merger Effective Date of each of the following conditions, unless waived by First Bell Bancorp pursuant to Section
8.03 hereof:

         (a) Approval of First Bell Bancorp's Stockholders. This Agreement shall have been approved by the stockholders of First Bell Bancorp by such vote as is required under the DGCL, First Bell Bancorp's certificate of incorporation and bylaws, and under Nasdaq requirements applicable to it;

         (b) Covenants. The obligations and covenants of Northwest MHC, Northwest Bancorp, Northwest Savings Bank and Northwest Merger Subsidiary required by this Agreement to be performed by Northwest MHC, Northwest Bancorp, Northwest Savings Bank and Northwest Merger Subsidiary as of or prior to the Merger Effective Date shall have been duly performed and complied with in all material respects;

         (c) Accuracy of Representations and Warranties. Each of the representations and warranties of First Bell Bancorp and Bell Federal Savings in this Agreement, subject in all cases to the standard set forth in Article III, shall be true and correct as of the date of this Agreement and as of the Merger Effective Date as though made on and as of the Merger Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date);

         (d) Approvals of Regulatory Authorities. All Regulatory Approvals necessary to effect the Merger shall have been obtained and shall remain in full force and effect, and all notice and waiting periods required thereunder shall have expired or been terminated;

         (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits consummation of the transactions contemplated hereby; and

         (f) Officer's Certificate. Northwest Bancorp shall have delivered to First Bell Bancorp a certificate, dated the Closing Date and signed, without personal liability, by its president, to the effect that the conditions set forth in subsections (a) through (e) (but excluding (d)) of this Section 6.01 have been satisfied, to the Knowledge of the officer executing the same.

         Section 6.02. Conditions to Northwest Bancorp's Obligations under this Agreement. The obligations of Northwest Bancorp and Northwest Savings Bank to consummate the Merger and the Bank Merger hereunder shall be subject to satisfaction as of or prior to the Merger Effective Date of each of the following conditions, unless waived by Northwest Bancorp pursuant to Section
8.03 hereof:

         (a) Approval of First Bell Bancorp's Stockholders. This Agreement shall have been approved by the stockholders of First Bell Bancorp by such vote as is required under the DGCL, First Bell Bancorp's certificate of incorporation and bylaws, and under Nasdaq requirements applicable to it;

         (b) Covenants. The obligations and covenants of First Bell Bancorp and Bell Federal Savings required by this Agreement to be performed as of or prior to the Merger Effective Date shall have been duly performed and complied with in all material respects;

         (c) Accuracy of Representations and Warranties. Each of the representations and warranties of Northwest MHC, Northwest Bancorp and Northwest Savings Bank in this Agreement, subject in all cases to the standard set forth in Article IV, shall be true and correct as of the date of this Agreement and as of the Merger Effective Date as though made on and as of the

Merger Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date);

         (d) Approvals of Regulatory Authorities. All Regulatory Approvals necessary to effect the Merger shall have been obtained and shall remain in full force and effect, all notice and waiting periods required thereunder shall have expired or been terminated and no such approvals shall contain any condition (excluding conditions that are normally imposed by a Regulatory Authority in transactions involving the acquisition of insured institutions and their holding companies) which the Board of Directors of Northwest Bancorp reasonably determines in good faith would materially reduce the benefits of the Merger to such a degree that Northwest Bancorp, in its good faith judgment, would not have entered into this Agreement had such condition been known at the date hereof;

         (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits consummation of the transactions contemplated hereby;

         (f) Limitation on Dissenters' Shares. As of the Merger Effective Date, the holders of no more than 10% of the First Bell Bancorp Common Stock that is issued and outstanding shall have taken the actions required by Section 262(d)(1) of the DGCL to qualify their First Bell Bancorp Common Stock as Dissenters' Shares;

         (g) Officer's Certificate. First Bell Bancorp shall have delivered to Northwest Bancorp a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (h) (but excluding (d)) of this Section 6.02 have been satisfied, to the Knowledge of the officer executing the same; and

         (h) Tax Opinion. Northwest Bancorp shall have received an opinion or opinions of Luse Gorman Pomerenk & Schick, P.C., counsel to Northwest Bancorp, substantially to the effect set forth on Exhibit C.

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

         Section 7.01. Termination. This Agreement may be terminated at any time prior to the Merger Effective Date, whether before or after approval of the stockholders of First Bell Bancorp referred to in Section 5.10(a)(iv) hereof:

         (a) by mutual written consent of the parties authorized by their respective boards of directors;

         (b) by Northwest Bancorp or First Bell Bancorp (i) if the Merger Effective Date shall not have occurred on or prior to December 31, 2003, (ii) if a vote of the stockholders of First Bell Bancorp is taken and such stockholders fail to approve this Agreement at the meeting of stockholders (or any adjournment thereof) of First Bell Bancorp contemplated by Section

5.10(a)(iv) hereof, or (iii) any Regulatory Authority formally disapproves the issuance of any Regulatory Approval or other necessary approval, unless in the case of clause (ii) of this Section 7.01(b) such failure is due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party on or before such meeting of stockholders, and in the case of clause (i) of this
Section 7.01(b), the right to terminate shall not be available to any party whose failure to perform an obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger and the other transactions contemplated hereby to be consummated by December 31, 2003;

         (c) by Northwest Bancorp if (i) at the time of such termination any of the representations and warranties of First Bell Bancorp or Bell Federal Savings contained in this Agreement shall not be true and correct to the extent that the condition set forth in Section 6.02(c) hereof cannot be satisfied and such failure is not remedied within thirty (30) days after receipt by First Bell Bancorp of notice in writing from Northwest Bancorp specifying the nature of such breach and requesting that it be remedied, (ii) there shall have been any material breach of any covenant, agreement or obligation of First Bell Bancorp or Bell Federal Savings hereunder and such breach shall have not been remedied by First Bell Bancorp, Bell Federal Savings or any other Person within thirty
(30) days after receipt by First Bell Bancorp of notice in writing from Northwest Bancorp specifying the nature of such breach and requesting that it be remedied, (iii) any Regulatory Authority approves the transactions contemplated by this Agreement with a condition or conditions such that the requirements of
Section 6.02(d) are not satisfied, or (iv) First Bell Bancorp has received a Superior Proposal, and in accordance with Section 5.06 of this Agreement, the Board of Directors of First Bell Bancorp has entered into an acquisition agreement with respect to the Superior Proposal or withdraws its recommendation of this Agreement, fails to make such recommendation or modifies or qualifies its recommendation in a manner adverse to Northwest Bancorp;

         (d) by First Bell Bancorp if (i) at the time of such termination any of the representations and warranties of Northwest MHC, Northwest Bancorp and Northwest Savings Bank contained in this Agreement shall not be true and correct to the extent that the condition set forth in Section 6.01(c) hereof cannot be satisfied and such failure is not remedied within thirty (30) days after receipt by Northwest Bancorp of notice in writing by First Bell Bancorp specifying the nature of such breach and requesting that it be remedied, (ii) there shall have been any material breach of any covenant, agreement or obligation of Northwest MHC, Northwest Bancorp or Northwest Savings Bank hereunder and such breach shall not have been remedied by Northwest MHC, Northwest Bancorp, Northwest Savings Bank or any other Person within thirty (30) days after receipt by Northwest Bancorp of notice in writing from First Bell Bancorp specifying the nature of such breach and requesting that it be remedied, or (iii) First Bell Bancorp has received a Superior Proposal, and in accordance with Section 5.06 of this Agreement, the Board of Directors of First Bell Bancorp has made a determination to accept such Superior Proposal subject to approval thereof by First Bell
Bancorp's stockholders, and simultaneously with the termination of this Agreement pursuant to this Section 7.01(d)(iii) First Bell Bancorp enters into an acquisition agreement with respect to the Superior Proposal, provided that First Bell Bancorp shall not terminate this Agreement pursuant to this Section 7.01(d)(iii) and enter in a definitive agreement with respect to the Superior Proposal until the expiration of five (5) Business Days following Northwest Bancorp's receipt of written notice advising Northwest Bancorp that First Bell Bancorp has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing) identifying the Person making the Superior Proposal and stating whether First Bell Bancorp intends to enter into a definitive agreement with respect to the Superior Proposal. After providing such notice, First Bell Bancorp shall provide a reasonable opportunity to Northwest Bancorp during the five-Business Day period to make such adjustments in the terms and conditions of this Agreement as would enable First Bell Bancorp to proceed with the Merger on such adjusted terms.

         Section 7.02.  Effect of Termination.  Except as otherwise  provided in
Section 8.01 of this  Agreement,  if this  Agreement is  terminated  pursuant to
Section 7.01 hereof, this Agreement shall forthwith become void, and there shall be no further obligation or liability on the part of any party to this Agreement, except (i) as set forth in the last sentence of Section 5.02(a) and
Section 8.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of any covenant, agreement, representation or warranty of this Agreement giving rise to such termination, except as otherwise provided in Section 8.01.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         Section 8.01.  Expenses.

         (a) Except as otherwise provided in paragraph (b) below, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial advisors, consultants, accountants and counsel, and other costs and expenses ("Costs and Expenses").

         (b) As an inducement to Northwest Bancorp to enter into this Agreement, to incur the costs and expenses related hereto and to consummate the transactions contemplated hereby, First Bell Bancorp hereby agrees to pay Northwest Bancorp, and Northwest Bancorp shall be entitled to payment of, a fee of $6.0 million (the "Northwest Bancorp Fee"), within five (5) Business Days after written demand for payment is made by Northwest Bancorp, following the occurrence of the earliest of any of the events set forth below:

                   (i) First Bell Bancorp  terminates this Agreement pursuant to
Section  7.01(d)(iii) or Northwest Bancorp terminates this Agreement pursuant to
Section 7.01(c)(iv); or

                   (ii) the entering into of a definitive agreement by First Bell Bancorp or Bell Federal Savings relating to a Superior Proposal or the consummation of a Superior Proposal involving First Bell Bancorp or Bell Federal Savings within twelve (12) months after the occurrence of any of the following:
(x) the failure of the stockholders of First Bell Bancorp to approve this Agreement after the occurrence of an Acquisition Proposal or the public announcement by any Person (other than First Bell Bancorp or Northwest Bancorp) that such Person has made, or is disclosing the intention to make, a bona fide offer to engage in an Acquisition Proposal, or (y) December 31, 2003 if prior thereto the First Bell Bancorp stockholders have not adopted this Agreement.

         If demand for payment of the Northwest Bancorp Fee is made pursuant to this Section 8.01(b) and payment is timely made, then none of Northwest MHC, Northwest Bancorp or Northwest Savings Bank will have any other rights or claims against First Bell Bancorp, Bell Federal Savings and their respective officers, directors, attorneys and financial advisors under this Agreement, it being agreed that the acceptance of the Northwest Bancorp Fee under this Section 8.01(b) will constitute the sole and exclusive remedy of Northwest MHC, Northwest Bancorp and Northwest Savings Bank against First Bell Bancorp, Bell Federal Savings and their respective officers, directors, attorneys and financial advisors.

         Section 8.02. Survival. No representations, warranties, covenants and agreements contained in this Agreement shall survive the Merger Effective Date, other than agreements or covenants which by their express terms are to be performed after the Merger Effective Date, including without limitation the covenants and agreements set forth in Article II and Sections 5.02, 5.05 and
5.11 hereof.

         Section 8.03. Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles V and VI hereof or otherwise; provided, however, that after any approval of the transactions contemplated by this Agreement by First Bell Bancorp's stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to First Bell Bancorp stockholders hereunder. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         Section 8.04. Entire Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written and oral with respect to its subject matter. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than pursuant to Article II and Sections 5.05 and 5.11(e), 5.11(f) and 5.11(g).

         Section 8.05. Successors and Assigns. No party hereto may assign any of its rights or obligations hereunder to any other Person, without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

         Section 8.06. Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, or mailed by prepaid registered or certified mail (return receipt requested), addressed as follows:

                  (a) If to Northwest MHC, Northwest Bancorp, Northwest Savings Bank or Northwest Merger Subsidiary, to:

                           Northwest Bancorp, Inc.
                           301 Second Avenue
                           Warren, PA  16365
                           Attention:  William J. Wagner
                                       President and Chief Executive Officer
         with a copy to:
                           Luse Gorman Pomerenk & Schick, P.C.
                           5335 Wisconsin Avenue, N.W.
                           Washington, DC  20015
                           Attention:  Eric Luse, Esq.
                                       Marc Levy, Esq.

                  (b) If to First Bell Bancorp or Bell Federal Savings, to:

                           First Bell Bancorp, Inc.
                           532 Lincoln Avenue
                           Pittsburgh, PA  15202
                           Attention:  Albert H. Eckert, II
                                       President and Chief Executive Officer
         with a copy to:
                           Elias, Matz, Tiernan & Herrick L.L.P.
                           734 15th Street, N.W.
                           Washington, DC  20005
                           Attention:  Gerard L. Hawkins, Esq.

         Section 8.07. Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         Section 8.08. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         Section 8.09. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         Section 8.10. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law (including the law of conflicts of law) of the Commonwealth of Pennsylvania, except to the extent federal law and regulations applicable to financial institutions shall be controlling.

         Section 8.11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                       NORTHWEST BANCORP, INC.


                                       By: /s/ William J. Wagner
                                          --------------------------------------
                                          William J. Wagner
                                          President and Chief Executive Officer

                                       NORTHWEST MERGER SUBSIDIARY, INC.


                                       By: /s/ William J. Wagner
                                          --------------------------------------
                                          William J. Wagner
                                          President and Chief Executive Officer

                                       NORTHWEST SAVINGS BANK


                                       By: /s/ William J. Wagner
                                          --------------------------------------
                                          William J. Wagner
                                          President and Chief Executive Officer

                                       NORTHWEST BANCORP, MHC


                                       By: /s/ William J. Wagner
                                          --------------------------------------
                                          William J. Wagner
                                          President and Chief Executive Officer

                                       FIRST BELL BANCORP, INC.


                                       By: /s/ Albert H. Eckert, II
                                          --------------------------------------
                                          Albert H. Eckert, II
                                          President and Chief Executive Officer

                                       BELL FEDERAL SAVINGS AND LOAN ASSOCIATION
                                       OF BELLEVUE


                                       By: /s/ Albert H. Eckert, II
                                          --------------------------------------
                                          Albert H. Eckert, II
                                          President and Chief Executive Officer

                                                                       EXHIBIT A

                                 PLAN OF MERGER


         THIS PLAN OF MERGER (the "Plan") is dated as of ________, 2003, by and between Northwest Savings Bank ("Northwest Savings Bank"), a Pennsylvania savings bank, and Bell Federal Savings and Loan Association of Bellevue ("Bell Federal Savings"), a federal savings and loan association.

                                    RECITALS

         WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of March 11, 2003, by and among Northwest Bancorp, MHC, Northwest Bancorp, Inc. ("Northwest Bancorp"), each a Federal corporation, Northwest Merger Subsidiary, Inc. ("Northwest Merger Subsidiary"), a Delaware corporation and a wholly-owned subsidiary of Northwest Bancorp, Northwest Savings Bank, and First Bell Bancorp, Inc. ("First Bell Bancorp"), a Delaware corporation, and Bell Federal Savings, Northwest Merger Subsidiary will be merged with and into First Bell Bancorp (the "Subsidiary Merger"); and

         WHEREAS, the Merger Agreement provides that subsequent to consummation of the Subsidiary Merger, Bell Federal Savings shall be merged with and into Northwest Savings Bank, with Northwest Savings Bank as the Surviving Bank;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Merger Agreement and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Bell Federal Savings and Northwest Savings Bank hereby agree that, subject to the terms and conditions hereinafter set forth, and in accordance with all applicable laws and regulations, Bell Federal Savings shall be merged with and into Northwest Savings Bank on even date herewith. The parties hereto do hereby agree and covenant as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

         1.1 "Bank Merger" shall refer to the merger of Bell Federal Savings with and into Northwest Savings Bank as provided in Section 2.1 of this Plan of Merger.

         1.2 "Department" shall mean the Pennsylvania Department of Banking.

         1.3 "Effective Time" shall mean the date and time at which the merger contemplated by this Plan of Merger becomes effective as provided in Section 2.2 of this Plan of Merger.

         1.4 "Merging Banks" shall collectively refer to Bell Federal Savings and Northwest Savings Bank.

         1.5 "Surviving Bank" shall refer to Northwest Savings Bank as the surviving bank of the Bank Merger.

                                   ARTICLE II

                            TERMS OF THE BANK MERGER

         2.1 The Bank Merger.

         (a) Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time, Bell Federal Savings shall be merged with and into Northwest Savings Bank pursuant to Chapter 16 of the Banking Code of 1965. Northwest Savings Bank shall be the Surviving Bank of the Bank Merger and shall continue to be governed by the Pennsylvania Banking Act of 1965.

         (b) As a result of the Bank Merger, (i) each share of common stock, par value $1.00 per share, of Bell Federal Savings issued and outstanding immediately prior to the Effective Time shall be canceled and (ii) each share of common stock, par value $0.10 per share, of Northwest Savings Bank issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall constitute the only shares of capital stock of the Surviving Bank issued and outstanding immediately after the Effective Time.

         (c) At the Effective Time, the Surviving Bank shall be considered the same business and corporate entity as each of the Merging Banks and thereupon and thereafter all the property, rights, powers and franchises of each of the Merging Banks shall vest in the Surviving Bank and the Surviving Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Merging Banks and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationship had been originally acquired, incurred or entered into by the Surviving Bank. The deposit taking offices of Bell Federal Savings shall be operated by the Surviving Bank. In addition, any reference to either of the Merging Banks in any contract, will or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Bank if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of the Merging Banks is a party shall not be deemed to have abated or to have been discontinued by reason of the Bank Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Bank Merger had not been made or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Merging Banks if the Bank Merger had not occurred.

         2.2 Effective Time. The Bank Merger shall become effective as of the date the Articles of Merger are filed with the Pennsylvania Department of State.

         2.3 Name of Surviving Bank. The name of the Surviving Bank shall be "Northwest Savings Bank."

         2.4 Charter. On and after the Effective Time, the Articles of Incorporation of Northwest Savings Bank shall be the Articles of Incorporation of the Surviving Bank until amended in accordance with applicable law.

         2.5 Bylaws. On and after the Effective Time, the Bylaws of Northwest Savings Bank shall be the Bylaws of the Surviving Bank until amended in accordance with applicable law.

         2.6 Directors and Officers. Except as otherwise provided in the Merger Agreement, on and after the Effective Time, until changed in accordance with the Articles of Incorporation and Bylaws of the Surviving Bank, (i) the directors of the Surviving Bank shall be the directors of Northwest Savings Bank immediately prior to the Effective Time and (ii) the officers of the Surviving Bank shall be the officers of Northwest Savings Bank immediately prior to the Effective Time. The directors and officers of the Surviving Bank shall hold office in accordance with the Articles of incorporation and Bylaws of the Surviving Bank.

         2.7 Liquidation Account. The liquidation account of Bell Federal Savings established pursuant to regulations of the Office of Thrift Supervision in connection with the conversion of Bell Federal Savings from mutual to stock form shall be assumed by the Surviving Bank as of the Effective Time.

                                   ARTICLE III

                                  MISCELLANEOUS

         3.1 Conditions Precedent. The respective obligations of each party under this Plan of Merger shall be subject to (i) the consummation of the Subsidiary Merger pursuant to the Merger Agreement and (ii) the approval of this Plan of Merger by the respective sole stockholder of Northwest Savings Bank and Bell Federal Savings.

         3.2 Termination. This Plan of Merger shall be terminated automatically without further act or deed of either of the parties hereto in the event of the termination of the Merger Agreement in accordance with Section 7.01 thereof.

         3.3 Amendments. To the extent permitted by the Banking Code of 1965, this Plan of Merger may be amended by a subsequent writing signed by the parties hereto upon the approval of the board of directors of each of the parties hereto.

         3.4 Successors. This Plan of Merger shall be binding on the successors of Bell Federal Savings and Northwest Savings Bank.

         IN WITNESS WHEREOF, Bell Federal Savings and Northwest Savings Bank have caused this Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

                                                Northwest Savings Bank
ATTEST:


                                            By:
--------------------------------                --------------------------------
Gregory C. LaRocca                              William J. Wagner
Secretary                                       President and Chief Executive
                                                Officer


                                                Bell Federal Savings and Loan
                                                Association of Bellevue


ATTEST:

                                            By:
--------------------------------                --------------------------------
Thomas J. Jackson, Jr.                          Albert H. Eckert, II
Secretary                                       President and Chief Executive
                                                Officer

                                                                       EXHIBIT B



                                                             March 11, 2003

Northwest Bancorp, Inc.
301 Second Avenue
Warren, Pennsylvania  16365

Ladies and Gentlemen:

         Northwest Bancorp, MHC, Northwest Bancorp, Inc. ("Northwest Bancorp"), Northwest Savings Bank ("Northwest Savings Bank"), Northwest Merger Subsidiary ("Northwest Merger Subsidiary"), and First Bell Bancorp, Inc. ("First Bell Bancorp") and Bell Federal Savings and Loan Association of Bellevue ("Bell Federal Savings") have entered into an Agreement and Plan of Merger, dated as of March 11, 2003 (the "Merger Agreement"), pursuant to which, and subject to the terms and conditions set forth therein, Northwest Merger Subsidiary will merge with and into First Bell Bancorp (the "Merger"), with First Bell Bancorp surviving the merger, and in connection therewith, each share of First Bell Bancorp common stock which is outstanding immediately prior to consummation of the Merger (except as otherwise provided in the Merger Agreement) shall be automatically converted into the right to receive $26.25 per share, without interest.

         Northwest Bancorp has requested, as a condition to its execution and delivery to First Bell Bancorp of the Merger Agreement, that the undersigned, being directors of First Bell Bancorp, execute and deliver to Northwest Bancorp this Letter Agreement.

         Each of the undersigned, in order to induce Northwest Bancorp to execute and deliver to First Bell Bancorp the Merger Agreement, hereby irrevocably:

         (a) Agrees to be present (in person or by proxy) at all meetings of stockholders of First Bell Bancorp called to vote for approval of the Merger Agreement so that all shares of common stock of First Bell Bancorp then beneficially owned by the undersigned, and as to which the undersigned has voting power, will be counted for the purpose of determining the presence of a quorum at such meetings and to vote all such shares (i) in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of First Bell Bancorp), and (ii) against approval or adoption of any other merger, business combination, recapitalization, partial liquidation or similar transaction involving First Bell Bancorp;

         (b) Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a stockholder of First Bell Bancorp, to approve or adopt the Merger Agreement;

         (c) Agrees not to sell, transfer or otherwise dispose of any common stock of First Bell Bancorp on or prior to the date of the meeting of First Bell Bancorp stockholders to vote on the Merger Agreement, except for transfers effected in the undersigned's capacity as a fiduciary, and except for transfers to a lineal descendant or a spouse of the undersigned, or to a trust for the benefit of one or more of the foregoing persons, providing that in each such case the transferee agrees in writing to be bound by the terms of this Letter Agreement; and

         (d) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

         The agreements of the undersigned contained herein shall apply to the undersigned solely in his capacity as a stockholder of First Bell Bancorp, and no agreement contained herein shall apply in his capacity as a director, officer or employee of First Bell Bancorp or in any other capacity. Nothing contained in this Letter Agreement shall be deemed to apply to, or limit in any manner, the obligations of the undersigned to comply with his fiduciary duties as a director or officer of First Bell Bancorp.

         The obligations set forth herein shall terminate concurrently with any termination of the Merger Agreement.

                          ____________________________

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Letter Agreement as of the date first written above, intending to be legally bound hereby.


                                    Sincerely,


                                    ____________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                                                       EXHIBIT C



[Matters to be covered in Opinion of Counsel to be delivered to Northwest Bancorp pursuant to Section 6.02(h) of the Agreement]


1. The formation of Northwest Merger Subsidiary and its merger with and into First Bell Bancorp will be disregarded for federal income tax purposes, and the transaction will be treated as a purchase by Northwest Bancorp of the outstanding shares of First Bell Bancorp Common Stock. See 90-95, 1990-2 C.B. 67; Rev. Rul. 73-427, 1973-2 C.B. 301. The purchase will be treated as a qualified stock purchase within the meaning of Section 338(d)(3) of the Code.

2. For federal income tax purposes, no gain or loss will be recognized by Northwest Bancorp, Northwest Merger Subsidiary or First Bell Bancorp as a result of the Merger.

3. For federal income tax purposes, the statutory merger of First Bell Bancorp into Northwest Bancorp pursuant to applicable law (the "Company Merger") will be treated as a distribution by First Bell Bancorp in complete liquidation within the meaning of Section 332 of the Code. See Section 1.332-2(d) of the Treasury Regulations.

4. For federal income tax purposes, no gain or loss will be recognized by Northwest Bancorp on its receipt of the assets of First Bell Bancorp distributed in the Company Merger. See Section 332(a) of the Code.

5. For federal income tax purposes, no gain or loss will be recognized by First Bell Bancorp on the distribution of its assets to Northwest Bancorp in the Company Merger. See Section 337(a) of the Code.

6. For federal income tax purposes, the basis of the assets of First Bell Bancorp in the hands of Northwest Bancorp will be the same as the basis of those assets in the hands of First Bell Bancorp immediately preceding the Company Merger. See Section 334(b)(1) of the Code.

7. The holding period of the assets received by Northwest Bancorp in the Company Merger will include the period during which such property was held by First Bell Bancorp. See Section 1223(2) of the Code.

8. As provided in Section 381(c)(2) of the Code and Section 1.381(c)(2)-1 of the Treasury Regulations, Northwest Bancorp will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of First Bell Bancorp as of the date of the Company Merger, subject to the limitations of Sections 382 and 383 of the Code.

9. For federal income tax purposes, the statutory merger of Bell Federal Savings into Northwest Savings Bank pursuant to applicable law (the "Bank Merger") will be treated as tax-free reorganization within the meaning of Section 368(a) of the Code.

10. For federal income tax purposes, no gain or loss will be recognized by Northwest Savings Bank on its receipt of the assets of Bell Federal Savings in constructive exchange for Northwest Savings Bank common stock in the Bank Merger. See Code Section 1032(a).

11. For federal income tax purposes, no gain or loss will be recognized by Bell Federal Savings on the distribution of its assets to Northwest Savings Bank in constructive exchange for Northwest Savings Bank common stock and the assumption by Northwest Savings Bank of the liabilities of Bell Federal Savings in the Bank Merger. Code Sections 361(a) and 357(a).

12. For federal income tax purposes, the basis of the assets of Bell Federal Savings in the hands of Northwest Savings Bank will be the same as the basis of those assets in the hands of Bell Federal Savings immediately preceding the Bank Merger. See Section 362(b) of the Code.

13. The holding period of the assets received by Northwest Savings Bank in the Bank Merger will include the period during which such property was held by Bell Federal Savings. See Section 1223(2) of the Code.

14. As provided in Section 381(c)(2) of the Code and Section 1.381(c)(2)-1 of the Treasury Regulations, Northwest Savings Bank will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Bell Federal Savings as of the date of the Bank Merger, subject to the limitations of Sections 382 and 383 of the Code.

                                                                       EXHIBIT D

                        TERMINATION AND RELEASE AGREEMENT

         This Termination and Release Agreement (this "Agreement") is entered into effective as of March 11, 2003 by and among _______________ (the "Executive"), residing at ___________________________________, and Bell Federal
Savings and Loan Association of Bellevue ("Bell Federal Savings") and First Bell Bancorp, Inc. ("First Bell Bancorp") with their principal offices located at 532 Lincoln Avenue, Pittsburgh, Pennsylvania 15202.

                                    RECITALS

         WHEREAS, Northwest Bancorp, MHC, Northwest Bancorp, Inc. ("Northwest Bancorp"), Northwest Savings Bank and Northwest Merger Subsidiary, Inc. (collectively referred to as "Northwest") and First Bell Bancorp and Bell
Federal Savings (collectively referred to as "Bell") have entered into that certain Agreement and Plan of Merger, dated March 11, 2003 (the "Merger Agreement"); and

         WHEREAS, Section 5.11(f) of the Merger Agreement provides that First Bell Bancorp, Bell Federal Savings and the Executive shall enter into this Agreement which shall terminate the Employment Agreement between Executive and Bell Federal Savings, dated November 16, 1998 (the "Bank Employment Agreement") and between Executive and First Bell Bancorp, dated November 16, 1998 (the "Bancorp Employment Agreement") (collectively, the "Employment Agreements") as of the Merger Effective Date, and in lieu of any rights and payments under said Employment Agreements, Executive shall be entitled to the rights and payments set forth herein.

         NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Executive, First Bell Bancorp and Bell Federal Savings agree as follows:

         1. Acknowledgement of Payment, Release and Waiver.

         (a) In consideration of the payment by Bell Federal Savings and/or First Bell Bancorp to the Executive of $_____________1 (subject to applicable withholding taxes) on the Merger Effective Date, the Executive, First Bell Bancorp and Bell Federal Savings hereby agree that, except as provided in
Section 2(a) below, the Employment Agreements shall be terminated without any further action of any parties hereto, effective immediately prior to the Merger Effective Date.

         (b) If the payment pursuant to Section 1(a) hereof, either alone or together with other payments and benefits which the Executive has the right to receive from First Bell Bancorp or Bell Federal Savings (but excluding amounts payable pursuant to the Noncompetition Agreement and the Consulting Agreement as defined below), would constitute a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the payment payable by First Bell Bancorp or Bell Federal Savings pursuant to Section (1)(a) hereof shall be reduced by the amount which is the minimum necessary to result in no portion of the payment payable by First Bell Bancorp and Bell Federal Savings under Section(1)(a) being

--------------------
1. $1,480,000 and $665,000 in the case of Messrs. Eckert and Hinds, respectively.

non-deductible to First Bell Bancorp and Bell Federal Savings (or any successors thereto) pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The parties hereto agree that the present value of the payments and benefits payable pursuant to this Agreement to the Executive upon termination of the Executive's employment pursuant to Section
(1)(a) shall be limited to three times the Executive's "base amount," as that term is defined in Section 280G(b)(3) of the Code, less one dollar. The determination of any reduction in the payment to be made pursuant to Section
(1)(a) shall be based upon an analysis prepared by Elias, Matz, Tiernan & Herrick L.L.P. ("EMTH") and paid for by First Bell Bancorp. EMTH shall update the analysis which it has previously prepared in this regard no later than ten
(10) days prior to the Merger Effective Date, and may use such actuaries as it may deem necessary or advisable for the purpose.

         2. Releases.

         (a) Except as noted in the next succeeding sentence, upon payment of the amount set forth in Section 1(a) hereof, the Executive, for himself and for his heirs, successors and assigns, does hereby release completely and forever discharge First Bell Bancorp and Bell Federal Savings from any obligation under the Employment Agreements, provided that, notwithstanding the foregoing, the Executive does not hereby release First Bell Bancorp or Bell Federal Savings from any obligation to the Executive under Section 6 of the Bancorp Employment Agreement (as amended below), which the parties hereto agree shall remain in full force and effect, or any obligation which First Bell Bancorp or Bell Federal Saving may have to the Executive under any Compensation and Benefit Plan or otherwise.

         (b) For and in consideration of the commitments made herein by the Executive, each of First Bell Bancorp and Bell Federal Savings, for itself, and for its successors and assigns, does hereby release completely and forever discharge the Executive and his heirs, successors and assigns, to the fullest extent permitted by applicable law, from any obligation under the Employment Agreements, provided that, notwithstanding the foregoing, First Bell Bancorp and Bell Federal Savings do not hereby release the Executive from any obligation under paragraph (c) of Section 6 of the Bancorp Employment Agreement (as amended below).

         3. Amendment to the Bancorp Employment Agreement. Section 6 of the Bancorp Employment Agreement is hereby amended by (i) deleting the phrase "shall be made by Deloitte & Touche or such successor thereto (the "Accounting Firm") and substituting therefor the phrase "shall be made by Elias, Matz, Tiernan & Herrick L.L.P. (the "Law Firm")" and (ii) changing all references therein to "the Accounting Firm" to "the Law Firm."

         4. General.

         (a) Heirs, Successors and Assigns. The terms of this Agreement shall be binding upon the parties hereto and their respective heirs, successors and assigns.

         (b) Final Agreement. This Agreement represents the entire understanding of the parties with respect to the subject matter thereof and supersedes all prior understandings, written or oral. The terms of this Agreement may be changed, modified or discharged only by an instrument in writing signed by each of the parties hereto.

         (c) Governing Law. This Agreement shall be construed, enforced and interpreted in accordance with and governed by the laws of the Commonwealth of Pennsylvania, without reference to its principles of conflicts of law, except to the extent that Federal law shall be deemed to preempt such state laws.

         (d) Defined Terms. Any capitalized terms not defined in this Agreement shall have as their meaning the definitions contained in the Merger Agreement.

         (e) Voluntary Action and Waiver. The Executive acknowledges that by his free and voluntary act of signing below, the Executive agrees to all of the terms of this Agreement and intends to be legally bound thereby. The Executive acknowledges that he has been advised to consult with an attorney prior to executing this Agreement.

         5. Effectiveness. Notwithstanding anything to the contrary contained herein, this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, Bell Federal Savings and First Bell Bancorp have caused this Agreement to be executed by their duly authorized officers, and Executive has signed this Agreement, effective as of the date first above written.

WITNESS:                                           EXECUTIVE:


----------------------------                       -----------------------------
Name:                                              Name:
                                                   Title:

ATTEST:                                            BELL FEDERAL SAVINGS AND LOAN
                                                   ASSOCIATION OF BELLEVUE

----------------------------                       -----------------------------
Name:                                              Name:
                                                   Title:


ATTEST:                                            FIRST BELL BANCORP, INC.


----------------------------                       -----------------------------
Name:                                              Name:
                                                   Title:

                                                                       EXHIBIT E

                            NONCOMPETITION AGREEMENT

         This Agreement (this "Agreement"), is entered into effective March 11, 2003 ("Effective Date"), by and between Northwest Bancorp, Inc., a Federal corporation ("Northwest Bancorp"), and ________________ (the "Executive"), ____________________ of First Bell Bancorp, Inc., a corporation organized under the laws of Delaware ("First Bell Bancorp") that conducts its business through its wholly-owned subsidiary, Bell Federal Savings and Loan Association of Bellevue ("Bell Federal Savings").

                                    RECITALS:

         WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of March 11, 2003 (the "Merger Agreement"), by and among (a) Northwest Bancorp, MHC, Northwest Bancorp, Northwest Merger Subsidiary, Inc. and Northwest Savings Bank, and (b) First Bell Bancorp and Bell Federal Savings, the following will occur:
(i) Northwest Merger Subsidiary, Inc. will merge with and into First Bell Bancorp, with First Bell Bancorp as the surviving entity (the "Merger"), and
(ii) Bell Federal Savings will merge with and into Northwest Savings Bank, with Northwest Savings Bank as the surviving entity (collectively, the "Mergers"); and

         WHEREAS, the Executive is the ___________________________ of First Bell Bancorp and Bell Federal Savings and as a result of the Mergers will no longer hold such positions; and

         WHEREAS, the parties hereto recognize and acknowledge the interest of Northwest Savings Bank and Northwest Bancorp in protecting the business and goodwill associated with Bell Federal Savings and Northwest Savings Bank following the Mergers by having Executive enter into this Agreement.

         NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Any capitalized terms not defined in this Agreement shall have as their meanings the definitions contained in the Merger Agreement.

         2. The Executive agrees that during the one-year period following the Merger Effective Date, the Executive will not, directly or indirectly, (i) become a director, officer, employee, shareholder, principal, agent, consultant or independent contractor of any insured depository institution, trust company or parent holding company of any such institution or company which has an office in Allegheny, Armstrong, Beaver, Butler, Washington and Westmoreland Counties in the Commonwealth of Pennsylvania (a "Competing Business"), provided, however, that this provision shall not prohibit the Executive from owning bonds, non-voting preferred stock or up to five percent (5%) of the outstanding common stock of any such entity if such common stock is publicly traded, or (ii) solicit or induce, or cause others to solicit or induce, any employee of Northwest Bancorp or any of its subsidiaries to leave the employment of such entities.

         3. In consideration of the obligations and commitments of the Executive under this Agreement, Northwest Bancorp shall pay to the Executive an amount equal to _______________ Dollars ($_________)1 on the Merger Effective Date or on such other date as may be mutually agreeable to the parties hereto.

         4. Notwithstanding any other provision hereof, the Executive agrees to treat as confidential all information (excluding, however, information contained in publicly available reports filed by Northwest Bancorp with any governmental entity and information published or disclosed to the public by a third party) concerning the records, properties, books, contracts, commitments and affairs of Northwest Bancorp and/or its subsidiaries and affiliates, including but not limited to, information regarding accounts, shareholders, finances, strategies, marketing, customers and potential customers (their identities, preferences, likes and dislikes) and other information of a similar nature not available to the public.

         5. The term of this Agreement shall expire one (1) year after the effective date of this Agreement.

         6. No rights under this Agreement shall be assignable nor duties delegable by either party, except that Northwest Bancorp may assign any of its rights hereunder to any acquiror of all or substantially all of the assets of Northwest Bancorp. This Agreement will inure to the benefit of and be binding upon any successor to Northwest Bancorp by merger or consolidation or any other change in form or any other person or firm or entity to which all or substantially all of the assets and business of Northwest Bancorp may be sold or otherwise transferred. Nothing contained in this Agreement is intended to confer upon any person or entity, other than the parties hereto, their successors in interest and permitted transferees, any rights or remedies under or by reason of this Agreement unless expressly so stated to the contrary.

         7. This Agreement shall be construed, enforced and interpreted in accordance with and governed by the laws of the Commonwealth of Pennsylvania, without reference to its principles of conflict of laws, except to the extent that Federal law shall be deemed to preempt such state laws.

         8. It is the intention of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under all applicable laws and public policies, but that the unenforceability or the modification to conform with such laws or public policies of any provision hereof shall not render unenforceable or impair the remainder of the Agreement. The covenants in Section 2 of this Agreement with respect to Allegheny, Armstrong, Beaver, Butler, Washington and Westmoreland Counties shall be deemed to be separate covenants with respect to each of the above counties, and should any court of competent jurisdiction conclude or find that this Agreement or any portion is not enforceable with respect to any of the counties, such conclusion or finding shall in no way render invalid or unenforceable the covenants herein with respect to the other county. Accordingly, if any provision shall be determined to be invalid or unenforceable either in whole or in part, this Agreement shall be deemed amended to delete or


--------
1  $600,000 and $450,000 in the case of Messrs. Eckert and Hinds, respectively.

modify as necessary, the invalid or unenforceable provisions to alter the balance of this Agreement in order to render the same valid and enforceable.

         9. The Executive acknowledges that Northwest Bancorp would not have entered into or consummated the Mergers unless the Executive had, among other things, entered into this Agreement. Any breach of this Agreement will result in irreparable damage to Northwest Bancorp for which Northwest Bancorp will not have an adequate remedy at law. The Executive further acknowledges that Northwest Bancorp shall be entitled to injunctive relief hereunder and the parties hereby consent to an injunction in favor of Northwest Bancorp, enjoining any breach of any of the foregoing by any court of competent jurisdiction, without prejudice to any other right or remedy to which Northwest Bancorp may be entitled.

         10. If an action is instituted to enforce any of the provisions of this Agreement, the prevailing party in such action shall be entitled to recover from the losing party its, her or his reasonable attorneys' fees and costs.

         11. Notwithstanding anything to the contrary contained in this Agreement, the effectiveness of this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms.

                            [Signature Page Follows]



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



         IN WITNESS WHEREOF, Northwest Bancorp has caused this Agreement to be executed by its duly authorized officer, and Executive has signed this Agreement, effective as of the date first above written.


WITNESS:                                             EXECUTIVE:


--------------------------                           ---------------------------
Name:                                                Name:
                                                     Title:

ATTEST:                                              NORTHWEST BANCORP, INC.


                                                     By:
--------------------------                              ------------------------
Name:                                                   Name:  William J. Wagner
                                                        Title:  President





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